OFFERING CIRCULAR

                                 (NABORS LOGO)

                               OFFER TO EXCHANGE

            SERIES B ZERO COUPON SENIOR EXCHANGEABLE NOTES DUE 2023
   FOR ANY AND ALL OUTSTANDING ZERO COUPON SENIOR EXCHANGEABLE NOTES DUE 2023
                      (CUSIP NOS. 629568AK2 AND 629568AJ5
                    ISIN NOS. US629568AK22 AND US629568AJ58)

                                       OF

                            NABORS INDUSTRIES, INC.
                      GUARANTEED BY NABORS INDUSTRIES LTD.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 10, 2004, UNLESS EXTENDED OR EARLIER TERMINATED BY US (THE "EXPIRATION DATE").

                               THE EXCHANGE OFFER

    Nabors Industries, Inc. ("Nabors Delaware") and its parent company, Nabors Industries Ltd. ("Nabors"), are offering to exchange Series B Zero Coupon Senior Exchangeable Notes Due 2023 of Nabors Delaware (the "New Securities"), guaranteed by Nabors, for all Zero Coupon Senior Exchangeable Notes Due 2023 of Nabors Delaware (the "Old Securities"), guaranteed by Nabors.

    Upon the terms and subject to the conditions set forth in this offering circular and the related Letter of Transmittal (which together constitute the "Exchange Offer"), each $1,000 principal amount of Old Securities that are validly tendered and not validly withdrawn will be exchanged for $1,000 principal amount of New Securities. We reserve the right to extend or terminate the Exchange Offer, in our sole and absolute discretion, which may be for any or no reason, and to otherwise amend the Exchange Offer in any respect. The Exchange Offer is open to all holders of Old Securities, and, as more fully explained in this offering circular, is subject to customary conditions, as well as a 50% minimum tender condition, all of which we and Nabors may waive.

    Tenders of Old Securities may be withdrawn at any time before 12:00 midnight, New York City time, on the Expiration Date.

    As used in this offering circular, references to "Nabors Delaware," "Company," "we," "our" and "us" refer to Nabors Industries, Inc. and not to its subsidiaries or to Nabors Industries Ltd. and references to "Nabors" refer to Nabors Industries Ltd. and not to its subsidiaries, in each case, except where the context otherwise requires or as otherwise indicated.
                             ---------------------
                                   IMPORTANT

    Any holder desiring to tender all or any portion of such holder's Old Securities must cause the exchange agent to receive a timely confirmation of a book-entry transfer of Old Securities into the exchange agent's account at The Depository Trust Company, New York, New York, pursuant to the procedures for book-entry transfer described herein, prior to the Expiration Date.

    ANY HOLDER OF OLD SECURITIES WHO DESIRES TO TENDER OLD SECURITIES BUT CANNOT COMPLY WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED IN THIS OFFERING CIRCULAR ON A TIMELY BASIS MAY TENDER SUCH OLD SECURITIES BY FOLLOWING THE PROCEDURES FOR GUARANTEED DELIVERY SET FORTH IN THE SECTION OF THIS OFFERING CIRCULAR ENTITLED "THE EXCHANGE OFFER -- PROCEDURES FOR EXCHANGE -- GUARANTEED DELIVERY PROCEDURES."

    THIS OFFERING CIRCULAR AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFER. YOU MUST MAKE YOUR OWN DECISION CONCERNING THESE MATTERS. YOU SHOULD CAREFULLY CONSIDER THE INCOME TAX CONSEQUENCES OF ACCEPTING THE EXCHANGE OFFER. SEE "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information agent for the Exchange Offer is Georgeson Shareholder and the exchange agent is J.P. Morgan Trust Company, National Association

    We and Nabors are not, and our respective boards of directors, employees, the exchange agent and the information agent are not, making any recommendation to you as to whether you should tender or refrain from tendering your Old Securities in the Exchange Offer. You must make the decision whether to tender your Old Securities and, if so, how many Old Securities to tender.

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS OFFERING CIRCULAR BEFORE DECIDING TO TENDER YOUR OLD SECURITIES

            The date of this offering circular is November 12, 2004.
                             ---------------------

     WE ARE RELYING ON SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), TO EXEMPT THE EXCHANGE OFFER FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. WE ARE ALSO RELYING ON SECTION 18(b)(4)(C) OF THE SECURITIES ACT TO EXEMPT THE EXCHANGE OFFER FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF STATE SECURITIES LAWS. WE HAVE NO CONTRACT, ARRANGEMENT OR UNDERSTANDING RELATING TO, AND WILL NOT, DIRECTLY OR INDIRECTLY, PAY ANY COMMISSION OR OTHER REMUNERATION TO ANY BROKER, DEALER, SALESPERSON, AGENT OR ANY OTHER PERSON FOR SOLICITING TENDERS IN THE EXCHANGE OFFER. IN ADDITION NEITHER OUR FINANCIAL ADVISOR NOR ANY BROKER, DEALER, SALESPERSON, AGENT OR ANY OTHER PERSON, IS ENGAGED OR AUTHORIZED TO EXPRESS ANY STATEMENT, OPINION, RECOMMENDATION OR JUDGMENT WITH RESPECT TO THE RELATIVE MERITS AND RISKS OF THE EXCHANGE OFFER.
                             ---------------------
     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS OFFERING CIRCULAR, OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.
                             ---------------------
     THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, WE MAY, IN OUR SOLE JUDGMENT, TAKE SUCH ACTION AS WE MAY DEEM NECESSARY TO EXTEND THE EXCHANGE OFFER TO HOLDERS IN SUCH JURISDICTION.
                             ---------------------
     THIS OFFERING CIRCULAR IS SUBMITTED TO HOLDERS FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFER DESCRIBED IN THIS OFFERING CIRCULAR. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED.
                             ---------------------
     IN MAKING AN INVESTMENT DECISION, HOLDERS MUST RELY ON THEIR OWN EXAMINATION OF US AND NABORS AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS CORRECT AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR THE CONSUMMATION OF ANY OF THE EXCHANGE OFFER SHALL CREATE THE IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. NABORS DELAWARE'S AND NABORS' BUSINESSES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. NO REPRESENTATION IS MADE TO ANY HOLDER REGARDING THE LEGALITY OF AN INVESTMENT IN THE NEW SECURITIES UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. HOLDERS SHOULD CONSULT THEIR OWN ATTORNEY, BUSINESS ADVISOR OR TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO THE EXCHANGE OFFER.

     ALL INQUIRIES RELATING TO THIS OFFERING CIRCULAR AND THE EXCHANGE OFFER SHOULD BE DIRECTED TO GEORGESON SHAREHOLDER, THE INFORMATION AGENT FOR THE EXCHANGE OFFER, AT ONE OF THE TELEPHONE NUMBERS OR THE ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. QUESTIONS REGARDING THE PROCEDURES FOR TENDERING IN THE EXCHANGE OFFER AND REQUESTS FOR ASSISTANCE IN TENDERING YOUR OLD SECURITIES SHOULD BE DIRECTED TO J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, THE EXCHANGE AGENT, AT THE TELEPHONE NUMBER OR THE ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. REQUESTS FOR ADDITIONAL COPIES OF THIS OFFERING CIRCULAR, ANY DOCUMENTS INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR OR THE ENCLOSED LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY MAY BE DIRECTED TO EITHER THE INFORMATION AGENT OR THE EXCHANGE AGENT AT THE RESPECTIVE TELEPHONE NUMBERS AND ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED

OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                       NOTICE TO UNITED KINGDOM RESIDENTS

     THE NEW SECURITIES WILL NOT BE OFFERED OR SOLD TO PERSONS IN THE UNITED KINGDOM, EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR OTHERWISE IN CIRCUMSTANCES WHICH HAVE NOT RESULTED AND WILL NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFER OF SECURITIES REGULATIONS 1995. THIS OFFERING CIRCULAR MAY ONLY BE ISSUED OR PASSED ON, IN OR INTO THE UNITED KINGDOM TO A PERSON WHO IS OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXCEPTIONS) ORDER 1996 OR IS A PERSON TO WHOM SUCH DOCUMENT MAY OTHERWISE LAWFULLY BE ISSUED OR PASSED ON.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary Term Sheet..........................................    1
Summary Description of the New Securities...................    6
Material Differences Between the Old Securities and the New
  Securities................................................   11
Recent Developments.........................................   14
Risk Factors................................................   15
Forward-Looking Information.................................   24
Ratio of Earnings to Fixed Charges..........................   25
Price Range and Dividend History of Nabors' Common Shares...   26
Description of Nabors' Share Capital........................   27
The Exchange Offer..........................................   30
Description of the New Securities...........................   37
Certain Material United States Federal Income Tax
  Considerations............................................   56
Independent Registered Public Accounting Firm...............   57
Where You Can Find More Information.........................   58
Incorporation by Reference..................................   58

                               SUMMARY TERM SHEET

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this offering circular. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire offering circular, as well as the information incorporated by reference herein, before making a decision whether to tender your Old Securities pursuant to the Exchange Offer.

Q:    Who is making the Exchange Offer?

A:    Nabors Delaware and Nabors are making the Exchange Offer.

      Nabors Delaware is a Delaware holding company and an indirect, wholly-owned subsidiary of Nabors. Prior to the corporate reorganization that was completed on June 24, 2002 which resulted in Nabors Delaware becoming wholly-owned by Nabors, Nabors Delaware was a publicly-traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Our principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 and our telephone number at that address is
      (281) 874-0035.

      Nabors is the largest land drilling contractor in the world, with almost 600 land drilling rigs. We conduct oil, gas and geothermal land drilling operations in the United States Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa. Nabors also is one of the largest land well-servicing and workover contractors in the United States and Canada. We own approximately 700 land workover and well-servicing rigs in the United States, primarily in the southwestern and western United States, and approximately 210 land workover and well-servicing rigs in Canada. Nabors is a leading provider of offshore platform workover and drilling rigs, and owns 44 platform rigs, 19 jack-up units, and three barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. We have a 50% ownership interest in a joint venture in Saudi Arabia, which owns 17 rigs.

      To further supplement and complement Nabors' primary business, it offers a wide range of ancillary well-site services, including engineering, transportation, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services, in selected domestic and international markets. Nabors' land transportation and hauling fleet includes approximately 240 rig and oilfield equipment hauling tractor-trailers, cranes, loaders and light-duty vehicles. Nabors maintains approximately 300 fluid hauling trucks, approximately 820 fluid storage tanks, ten saltwater disposal wells and other auxiliary equipment used in drilling, workover and well-servicing operations in the United States. In addition, Nabors time charters a fleet of 31 marine transportation and supply vessels, which provide transportation of drilling materials, supplies and crews for offshore operations primarily in the Gulf of Mexico. Nabors manufactures and leases or sells top drives for a broad range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment and rig reporting software. Nabors has also made selective investments in oil and gas exploration, development and production activities.

      Nabors was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors' principal executive offices are located at 2nd Fl. International Trading Centre, Warrens, St. Michael, Barbados and its telephone number at that address is
      (246) 421-9471.

Q:    What classes and amounts of securities are the subject of the Exchange
      Offer?

A: Nabors Delaware and Nabors are offering to exchange $1,000 principal amount of New Securities for each $1,000 principal amount of Old Securities accepted for exchange.

Q:    Why are you making the Exchange Offer?

A: We and Nabors are making the Exchange Offer principally to reduce the number of Old Securities outstanding and exchange them for the New Securities, which include the following features: additional anti-dilution protection for cash dividends and tender or exchange offers by Nabors or any of its subsidiaries at above-market prices, payment of a make-whole premium upon exchange in certain circumstances and the elimination of the requirement of paying in Nabors' common shares upon an exchange when there is an event of default (and in certain other circumstances).

      In December 2003 the Financial Accounting Standards Board ("FASB") issued an Exposure Draft, "Earnings per Share -- an Amendment of FASB Statement No. 128," which would amend the computational guidance of Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share." The proposed statement would eliminate the provisions of SFAS 128 which permit an entity to rebut the presumption that instruments with the option of settling in either cash or shares will be settled in shares. This new statement as proposed would be effective for periods ending after December 15, 2004, but would require prior period earnings per share amounts presented for comparative purposes to be restated to conform to the provisions of the new requirements. If adopted, the proposed statement could result in a material dilution of Nabors' earnings per share, unless we are able to take action to address this recently proposed accounting pronouncement prior to year-end.

      The indenture for the Old Securities provides that where we have elected to pay cash upon an exchange, and such payment of cash is not permitted pursuant to the provisions of the indenture or otherwise, or an event of default under the existing indenture has occurred and is continuing, we would be required to provide Nabors' common shares to the holders of the Old Securities upon such exchange. Although the issuance of common shares under the indenture relating to the Old Securities is limited to a situation in which we are in default under such indenture (or restricted under other instruments) and a holder exercises his right to exchange, a situation which we view as remote, the currently proposed revision to SFAS 128 would require inclusion of the total number of common shares issuable upon exchange in Nabors' diluted earnings per share calculation.

      Accordingly, we are making the Exchange Offer to address the effect of the proposed revision to SFAS 128. Successful consummation of the Exchange Offer will result in a decrease in the principal amount of Old Securities outstanding and their replacement by an equal principal amount of New Securities outstanding (with the features described under "Description of the New Securities -- Exchange Rights of Holders of New
      Securities -- Payment Upon Exchange"). As a result, to the extent that the holders exchange the Old Securities for the New Securities, the number of Nabors' common shares required to be included in Nabors' diluted earnings per share calculation under the Exposure Draft would be reduced.

Q: Does the success of the Exchange Offer depend on the participation of any minimum number of holders?

A: Yes. The Exchange Offer is subject to a 50% minimum tender condition, which means that at least 50% of the aggregate principal amount outstanding of the Old Securities must have been validly tendered and not withdrawn. If this condition is not met, we and Nabors may terminate or amend the Exchange Offer at any time before the acceptance of the Old Securities for exchange. However, we and Nabors may waive this condition at any time, in whole or in part, in our and Nabors' sole discretion.

Q:    Who may participate in the Exchange Offer?

A:    All holders of Old Securities.

Q: Has the board of directors of either Nabors Delaware or Nabors made a recommendation with respect to the Exchange Offer?

A: Neither our board of directors nor Nabors' board of directors has made a recommendation with regard to whether or not you should tender your Old Securities in the Exchange Offer, and neither we nor Nabors has obtained a third-party determination that the Exchange Offer is fair to holders of the Old Securities. Accordingly, you must make your own determination as to whether to tender your Old Securities. In making your decision, we urge you to carefully read this document and the other documents to which we refer you in their entirety, including the discussions of risks and uncertainties set forth in the section of this offering circular entitled "Risk Factors."

Q: What risks should I consider in deciding whether or not to tender my Old Securities?

A: In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties relating to the Exchange Offer, the New Securities and our and Nabors' business, including those described in the section of this offering circular entitled "Risk Factors."

Q:    Will the New Securities be listed for trading?

A: There is no established trading market for the New Securities and the New Securities will not be listed on any securities exchange. Although the Old Securities are currently traded on PORTAL, and it is anticipated that the New Securities will be traded on PORTAL, there can be no assurance as to:
      (1) the liquidity of any market for the New Securities, (2) the ability of the holders to sell their New Securities, or (3) the prices at which holders of the New Securities would be able to sell their New Securities. The New Securities could trade at prices higher or lower than the Old Securities depending on many factors. If an active trading market does not develop, the market price and liquidity of the New Securities may be adversely affected.

Q:    What are the conditions to the Exchange Offer?

A: The Exchange Offer is subject to certain customary conditions, as well as a 50% minimum tender condition, all of which we may waive. If any of these conditions is not satisfied, we will not be obligated to accept any Old Securities for exchange, regardless of whether they were properly tendered. In addition, we may decide to terminate the Exchange Offer for any reason or for no reason and not accept for exchange any Old Securities. See "The Exchange Offer -- Conditions to the Exchange Offer."

Q: What will be the effect of the Exchange Offer on the trading market of the Old Securities that are not exchanged?

A: If a significant number of Old Securities are exchanged in the Exchange Offer, the liquidity of the trading market for the Old Securities, if any, after the completion of the Exchange Offer may be substantially reduced. Any Old Securities exchanged will reduce the aggregate number of Old Securities outstanding. As a result, the Old Securities may trade at a discount to the price at which they would trade if the transactions contemplated by this offering circular were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the Old Securities will exist or be maintained and we cannot assure you as to the prices at which the Old Securities may be traded.

Q: What are the United States federal income tax consequences to me of participating in the Exchange Offer?

A: The United States federal income tax consequences of the Exchange Offer are unclear. We intend to take the position that the modifications to the Old Securities resulting from the exchange of Old Securities for New Securities should not constitute an "exchange" of the Old Securities for United States federal income tax purposes. Consistent with our position, the New Securities should be treated as a continuation of the Old Securities and there should be no United States federal income tax consequences to a holder who exchanges Old Securities for New Securities pursuant to the Exchange Offer. If, contrary to our position, the exchange constitutes an "exchange" for United States federal tax purposes, the tax consequences to you could materially differ.

      PLEASE SEE "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" ON PAGE 56.

Q:    Will the Company or Nabors receive any cash proceeds from the Exchange
      Offer?

A: No. Neither we nor Nabors will receive any cash proceeds from the Exchange Offer. Old Securities that are validly tendered and exchanged pursuant to the Exchange Offer will be retired and canceled. Accordingly, our issuance of New Securities will not result in any cash proceeds to us or Nabors.

Q:    How long do I have to decide whether to tender?

A: The Exchange Offer will expire at 12:00 midnight, New York City time, on December 10, 2004, unless extended or earlier terminated by us and Nabors. We and Nabors may extend the Expiration Date for the Exchange Offer for any reason.

Q: Can the Exchange Offer be extended or amended, and under what circumstances?

A: Yes. We and Nabors can extend the Exchange Offer in our sole and absolute discretion, and we reserve the right to do so. During any extension of the Exchange Offer, Old Securities that were previously tendered will remain subject to the extended Exchange Offer. In addition, we expressly reserve the right to amend the Exchange Offer, if any of the events described in the section of this offering circular entitled "The Exchange
      Offer -- Conditions to the Exchange Offer" occurs or for any or no reason within our sole and absolute discretion. For more information regarding our right to extend or amend the Exchange Offer, please see the section of this offering circular entitled "The Exchange Offer -- Expiration Date; Extensions; Amendments."

Q:    How will I be notified if the Exchange Offer is extended or amended?

A: Any extension or amendment to the Exchange Offer will be followed promptly by a public announcement thereof, which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the business day after the Expiration Date.

Q:    How do I participate in the Exchange Offer?

A: If you own Old Securities held through a broker or other third party, or in "street name," you will need to follow the instructions in the Letter of Transmittal on how to instruct them to tender the Old Securities on your behalf, as well as submit a Letter of Transmittal or Notice of Guaranteed Delivery, as the case may be, and the other agreements and documents described in the Letter of Transmittal. We will determine in our reasonable discretion whether any Old Securities have been validly tendered. Old Securities must be tendered by electronic transmission of acceptance through The Depository Trust Company's ("DTC") Automatic Tender Offer Program ("ATOP") procedures for transfer or by delivery of a signed Letter of Transmittal or Notice of Guaranteed Delivery pursuant to the instructions described in the Letter of Transmittal. Custodial entities that are participants in DTC must tender Old Securities through DTC's ATOP, by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the Letter of Transmittal. A Letter of Transmittal need not accompany tenders effected through ATOP. Please carefully follow the instructions contained in the Letter of Transmittal on how to tender your Old Securities.

Q:    When will I receive the New Securities in exchange for my Old Securities?

A: We will accept all Old Securities validly tendered and not withdrawn as of the expiration of the Exchange Offer and will issue the New Securities promptly after expiration of the Exchange Offer, upon the terms and subject to the conditions in this offering circular and the Letter of Transmittal. We will accept Old Securities for exchange after the exchange agent has received a timely book-entry confirmation of transfer of Old Securities into the exchange agent's DTC account and a properly completed and executed Letter of Transmittal (or an "agent's message" if Old Securities are tendered through DTC's ATOP procedures). Holders of Old Securities who are unable to deliver timely confirmation of the book-entry tender of their Old Securities into the exchange agent's account at DTC and all other required documents must tender their Old Securities according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Exchange -- Guaranteed Delivery Procedures" section of this offering circular. Our oral or written notice of acceptance to the exchange agent will be considered our acceptance of the Old Securities tendered in the Exchange Offer.

Q:    What happens if my Old Securities are not accepted for exchange?

A: If we decide for any reason not to accept any Old Securities for exchange, they will be returned without expense promptly after the expiration or termination of the Exchange Offer.

Q:    Can I withdraw my tender of Old Securities?

A: Yes. Tenders of Old Securities may be withdrawn in writing at any time prior to 12:00 midnight, New York City time, on the Expiration Date of the Exchange Offer. See "The Exchange Offer -- Proper Execution and Delivery of Letter of Transmittal -- Withdrawal of Tenders."

Q: Will resales of the New Securities issued in the Exchange Offer be registered under the Securities Act?

A: We will use our reasonable best efforts to file, within 90 days of the consummation of the Exchange Offer, a shelf registration statement relating to the resale of the New Securities and the Nabors' common shares issuable upon exchange thereof, if any, pursuant to the applicable indenture, and we will use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the consummation of the Exchange Offer.

      You can obtain a Notice and Questionnaire to provide us and Nabors with the necessary information to be included as a "selling securityholder" in such registration statement by calling the information agent at the number on the back cover of this offering circular. However, if you hold Old Securities with the "unrestricted CUSIP" number (629568AK2), we believe that you are free to sell your Old Securities without additional registration under the Securities Act (unless you are an affiliate of us or Nabors) and, accordingly, you should also be free to sell any New Securities issued in exchange for such Old Securities without additional registration under the Securities Act.

      You should consult your legal advisor with respect to your particular circumstances. With respect to all New Securities, we and Nabors will take appropriate steps, including, to the extent required, filing one or more registration statements under the Securities Act, so that any Nabors' common shares issued upon exchange of the New Securities are registered under the Securities Act or exempt from registration under the Securities Act.

Q:    Whom can I talk to if I have questions about the Exchange Offer?

A: If you have questions regarding the information in this offering circular or the Exchange Offer, you should contact the information agent. Georgeson Shareholder is the information agent for the Exchange Offer. Its address and telephone numbers are located in the section "The Exchange
      Offer -- Information Agent" and on the back cover of this offering circular.

      If you have questions regarding the procedures for tendering in the Exchange Offer or require assistance in tendering your Old Securities, please contact the information agent or the exchange agent. J.P. Morgan Trust Company, National Association is the exchange agent for the Exchange Offer. Its address and telephone numbers are located in the section "The Exchange Offer -- Exchange Agent" and on the back cover of this offering circular.

Q: If the Exchange Offer is consummated but I do not tender my Old Securities, how will my rights be affected?

A: If you do not exchange your Old Securities in the Exchange Offer, or if your Old Securities are not accepted for exchange, you will continue to hold your Old Securities and will be entitled to all the rights and subject to all the limitations applicable to the Old Securities. See above for possible effects of the Exchange Offer on the liquidity of the trading market for the Old Securities. See the section of this offering circular entitled "Recent Developments" for a description of recent amendments to the indenture relating to the Old Securities.

Q:    Who will pay the fees and expenses associated with the Exchange Offer?

A: We and Nabors will pay all the fees and expenses of the Company, Nabors, the information agent and the exchange agent associated with the Exchange Offer.

                   SUMMARY DESCRIPTION OF THE NEW SECURITIES

Securities Offered............Up to $700,000,000 aggregate principal amount at maturity of New Securities.

Interest......................We will not pay interest on the New Securities unless we are obligated to pay contingent interest on the New Securities under the circumstances described in this offering circular. See "Description of the New Securities -- Contingent Interest." The New Securities will not accrete.

Maturity Date.................June 15, 2023.

Guarantee.....................Nabors has fully and unconditionally guaranteed the due and punctual payment of the principal, additional amounts, if any and contingent interest, if any, on the New Securities, the make-whole premium, if any, and any other of our obligations under the New Securities when and as they come due and payable, whether at maturity, upon redemption, by declaration of acceleration or otherwise, if we are unable to satisfy these obligations. The guarantee provides that, in the event of default in payment by us on the New Securities, the holders of the New Securities may institute legal proceedings directly against Nabors to enforce the guarantee without first proceeding against us. See "Description of the New Securities -- Guarantee."

Ranking.......................The New Securities:

                                - will be unsecured;

                                - will be effectively junior in right of payment
                                  to any of our future secured debt;

                                - will rank equally in right of payment with any
                                  of our existing and future unsubordinated debt; and

                                - will be senior in right of payment to any of
                                  our future senior subordinated or subordinated debt.

Contingent Interest...........We will make payments of interest, referred to in this offering circular as "contingent interest", during any six month period from June 15 to December 14 or from December 15 to June 14 commencing on or after June 15, 2008 for which the average trading price of the New Securities for each day of the applicable five trading day reference period equals or exceeds 120% of the principal amount of the New Security as of the day immediately preceding the first day of the applicable six-month interest period. The amount of contingent interest payable per New Security in respect of any six-month period will be equal to 0.185% of the principal amount of a New Security. The five trading day reference period means the five trading days ending on the second trading day immediately preceding the relevant six-month interest period. For more information about contingent interest, see "Description of the New Securities -- Contingent Interest."

Exchange Rights of Holders of
New Securities................You may exchange your New Securities prior to the close of business on the business day immediately preceding the final maturity date of the New Securities only under any of the following circumstances:

                                - if the price of Nabors' common shares issuable
                                  upon exchange reaches specified thresholds described in this offering circular;

                                - at any time, subject to certain exceptions,
                                  during the five business-day period after any ten consecutive trading-day period in which the trading price per New Security for each day of the ten trading-day period was less than 95% of the product of the closing sale price of Nabors' common shares and the exchange rate of such New Securities; provided, however, you may not exchange your New Securities if the average closing sale price of Nabors' common shares for such ten consecutive trading-day period was between the then current exchange price on the New Securities and 120% thereof until June 15, 2008, and 110% thereafter, of the then current exchange price on the New Securities;

                                - if we call the New Securities for redemption;
                                  or

                                - upon the occurrence of specified corporate
                                  transactions or a Fundamental Change as
                                  described under "Description of the New
                                  Securities -- Exchange Rights of Holders of
                                  New Securities -- Exchange Upon Specified
                                  Corporate Transactions."

                              Upon exchange of New Securities, we will deliver to the holder exchanging such securities:

                                (i) cash (the "Principal Return") in an amount equal to the lesser of:

                                   - the aggregate exchange value of the New
                                     Securities to be exchanged, where the
                                     exchange value for each $1,000 principal amount of New Securities surrendered (the "Exchange Value") is equal to the product of:

                                     -- the exchange rate then in effect; and

                                     -- the average of the daily volume weighted
                                        average price of Nabors' common shares
                                        for each of the ten consecutive trading
                                        days (appropriately adjusted to take
                                        into account the occurrence during such
                                        period of stock splits, stock dividends
                                        and similar events) beginning on the
                                        second trading day immediately following the day the New Securities are surrendered for exchange (the "Ten Day Weighted Average Price");

                                   or

                                   - the aggregate principal amount of such New
                                     Securities;

                                (ii) if the aggregate Exchange Value of the New Securities to be exchanged is greater than the Principal Return, at the Company's option, cash, Nabors' common shares, or any combination thereof, with a value equal to the amount by which the aggregate Exchange Value exceeds the Principal Return (the "Net Share Amount"), with the number of shares (the "Net Shares") to be paid determined by dividing the Net Share Amount (less any portion of the Net Share Amount that the Company elects to pay in cash) by the Ten Day Weighted Average Price; and

                                (iii) cash in lieu of any fractional share.

                              The initial exchange rate for the New Securities is 14.2653 Nabors' common shares per $1,000 principal amount of New Securities.

Make-Whole Premium............If a Fundamental Change occurs prior to June 15,
                              2008, under certain circumstances, we will pay a make-whole premium to holders who exchange their New Securities at the time specified in the first paragraph of "Description of the New
                              Securities -- Exchange Rights of Holders of New Securities -- Make-Whole Premium."

                              The make-whole premium will be equal to a specified percentage of the principal amount of the New Securities surrendered for exchange. See "Description of the New Securities -- Exchange Rights of Holders of New Securities -- Payment Upon Exchange" and "-- Make-Whole Premium."

                              We may pay the make-whole premium, at our option, in cash, Nabors' common shares or the same form of consideration which Nabors' common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, as a result of the transaction or transactions constituting the Fundamental Change (assuming that the holder of such Nabors' common shares would not have exercised any rights to select a particular form of consideration), or in any combination of such consideration, cash or Nabors' common shares.

Adjustments to Exchange
Rate..........................The exchange rate may be adjusted upon the occurrence of certain events, including the payment of any cash dividend or the payment of consideration for Nabors' common shares in excess of the market price for such shares pursuant to any tender or exchange offer by Nabors or any of its subsidiaries, subject to certain limitations.

                              The exchange rate will not be adjusted for accrued and unpaid contingent interest or additional amounts. See "Description of the New Securities -- Exchange Rights of Holders of New
                              Securities -- Adjustments to Exchange Rate."
                              Generally, you will not receive any cash payment representing accrued and unpaid contingent interest upon exchange of the New Securities. Instead, contingent interest, if any, will be deemed cancelled, extinguished and forfeited upon exchange. New Securities called for redemption may be surrendered for exchange prior to the close of business on the business day immediately preceding the redemption date.

Sinking Fund..................None.

Optional Redemption...........We may not redeem the New Securities prior to June
                              15, 2008. On or after June 15, 2008, we may redeem some or all of the New Securities for a price equal to 100% of the principal amount of the New Securities to be redeemed, plus accrued and unpaid contingent interest, if any, and additional amounts owed, if any, to such redemption date.

Repurchase at the Option of
the Holder....................You have the right to require us to purchase all or any portion of your New Securities on June 15, 2008, June 15, 2013, and June 15, 2018. In each case, we will pay a purchase price, in cash, equal to 100% of the principal amount of the New Securities to be purchased plus accrued and unpaid contingent interest, if any, and additional amounts owed, if any, and overdue interest, if any, to such purchase date. See "Description of the New Securities -- Repurchase of New Securities at the Option of the Holder."

Repurchase Upon a Fundamental
Change........................If, prior to maturity, Nabors undergoes a
                              Fundamental Change as defined in the indenture under which we will issue the New Securities, you will have the right, at your option, to require us to purchase any or all of your New

                              Securities for cash, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the New Securities to be purchased plus accrued and unpaid contingent interest, if any, and additional amounts owed, if any, and overdue interest, if any, to, but excluding, the Fundamental Change repurchase date. No make-whole premium will be payable if you exercise the option to have your New Securities repurchased. See "Description of the New Securities -- Repurchase at the Option of the Holder Upon a Fundamental Change."

Registration Rights...........The indenture relating to the New Securities provides that we and Nabors will use our reasonable best efforts to file, within 90 days of the consummation of the applicable Exchange Offer, a registration statement relating to the resale of the New Securities and the Nabors' common shares issuable upon exchange thereof, and we will use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the consummation of the Exchange Offer. Under no circumstances, however, will we be obligated to pay liquidated damages or other penalties because of our failure to do so and our failure to do so will not constitute an event of default under the indenture relating to the New Securities.

Use of Proceeds...............Neither we nor Nabors will receive any proceeds from the issuance of New Securities upon the exchange of Old Securities pursuant to the Exchange Offer.

Trustee, Paying Agent and
Exchange Agent................J.P. Morgan Trust Company, National Association.

Risk Factors..................You should consider carefully all of the information set forth in this offering circular and, in particular, you should evaluate the specific factors set forth under "Risk Factors" beginning on page 15, before deciding whether to exchange your Old Securities.

United States Federal Income
Tax Considerations............The United States federal income tax consequences of the Exchange Offer and of the ownership and disposition of the New Securities are unclear. We intend to take the position that the modifications to the Old Securities resulting from the exchange of Old Securities for New Securities should not constitute an "exchange" of the Old Securities for United States federal income tax purposes. Consistent with our position, the New Securities should be treated as a continuation of the Old Securities and there should be no United States federal income tax consequences to a holder who exchanges Old Securities for New Securities pursuant to the Exchange Offer. If, contrary to our position, the exchange constitutes an "exchange" for United States federal income tax purposes, the tax consequences to you could materially differ.

                              PLEASE SEE "CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" ON PAGE 56.

Governing Law.................The indenture and the New Securities are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Form...............The New Securities will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the New Securities will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trading.......................The New Securities will not be listed on any securities exchange or included in any automated quotation system. It is anticipated that the New Securities will be traded on PORTAL; however, no assurance can be given as to the liquidity of or trading market for the New Securities. The common shares of Nabors are listed on the American Stock Exchange under the symbol "NBR."

     MATERIAL DIFFERENCES BETWEEN THE OLD SECURITIES AND THE NEW SECURITIES

     The material differences between the Old Securities and New Securities are illustrated in the table below. The table below is qualified in its entirety by the information contained in this offering circular and the documents governing the Old Securities and the New Securities. For a more detailed description of the New Securities, see "Description of the New Securities."

                                           OLD SECURITIES                             NEW SECURITIES
                                           --------------                             --------------
-----------------------------------------------------------------------------------------------------------------
Securities; Issue Price       $700,000,000 aggregate principal amount    Up to $700,000,000 aggregate principal
                              of Old Securities.                         amount of New Securities.
-----------------------------------------------------------------------------------------------------------------
                              On June 10, 2003, each Old Security was    The issue price of each New Security
                              issued at a price of $1,000 per Old        will be deemed to be $1,000 per New
                              Security and has a principal amount of     Security, and each New Security has a
                              $1,000.                                    principal amount of $1,000.
-----------------------------------------------------------------------------------------------------------------
Settlement Upon               Holders have the right to exchange Old     Holders will have the right to exchange
Exchange                      Securities, upon certain triggering        New Securities upon certain triggering
                              events, at the exchange rate then in       events at the exchange rate then in
                              effect.                                    effect and, under certain circumstances,
                                                                         receive a make-whole premium as set
                                                                         forth below under "Description of the
                                                                         New Securities -- Exchange Rights of
                                                                         Holders of New Securities -- Make-Whole
                                                                         Premium."
-----------------------------------------------------------------------------------------------------------------
                              We and Nabors will make payment solely     We and Nabors will be required to
                              in cash for all Old Securities submitted   deliver the following to the holder
                              for exchange unless the "Full Cash         exchanging such securities:
                              Price" for an Old Security is greater
                              than the principal amount of the Old       (i) cash, for the "Principal Return," as
                              Security, in which case, we will pay in        defined in "Description of the New
                              cash or with Nabors' common shares,            Securities -- Exchange Rights of
                              solely at our option, for such excess.         Holders of New Securities -- Payment
                              See "Recent Developments."                     Upon Exchange";
                                                                         (ii) if the aggregate "Exchange Value"
                                                                              as defined in "Description of the
                                                                              New Securities -- Exchange Rights
                                                                              of Holders of New
                                                                              Securities -- Payment Upon
                                                                              Exchange" of the New Securities to
                                                                              be exchanged is greater than the
                                                                              Principal Return, cash in the
                                                                              amount of, or at the Company's
                                                                              option Nabors' common shares with a
                                                                              value equal to, such excess, or any
                                                                              combination thereof; and
                                                                         (iii) cash in lieu of any fractional
                                                                               share.
-----------------------------------------------------------------------------------------------------------------
                              If such payment of cash is not permitted   No equivalent provision.
                              pursuant to the provisions of the
                              indenture relating to the Old Securities
                              or any other agreement or instrument to
                              which we are a party or by which we are
                              bound or otherwise or an event of
                              default under such indenture has
                              occurred and is continuing, then we will
                              be required to deliver Nabors' common
                              shares (and cash in lieu of fractional
                              shares) upon such exchange of such Old
                              Securities (notwithstanding any notice
                              of election to pay cash on such
                              exchange).

                                           OLD SECURITIES                             NEW SECURITIES
                              ----------------------------------------   ----------------------------------------
-----------------------------------------------------------------------------------------------------------------
Cash Dividend Protection;     The exchange rate for the Old Securities   The exchange rate for the New Securities
De Minimis Exception          will not be adjusted for quarterly cash    generally will be adjusted for cash
                              dividends on Nabors' common shares to      dividends, with no exception for
                              the extent that the aggregate cash         quarterly cash dividends on Nabors'
                              dividend per common share in any quarter   common shares. See "Price Range and
                              does not exceed the greater of:            Dividend History of Nabors' Common
                                                                         Shares -- Dividend Policy."
                              - the amount per common share of the
                                immediately preceding quarterly cash
                                dividend on the common shares in which
                                an adjustment was not required; and
                              - 4.5% of the average of the last
                                reported sales price of the common
                                shares during the ten trading days
                                immediately prior to the date of
                                declaration of the dividend.

                              See "Price Range and Dividend History of
                              Nabors' Common Shares -- Dividend
                              Policy."
-----------------------------------------------------------------------------------------------------------------
                              The indenture relating to the Old          The indenture relating to the New
                              Securities does not provide for any        Securities provides for an adjustment to
                              adjustment to the exchange rate in the     the exchange rate in the event Nabors or
                              event Nabors or any of its subsidiaries    any of its subsidiaries consummates a
                              consummates a tender or exchange offer     tender or exchange offer for Nabors'
                              for Nabors' common shares for              common shares for consideration in
                              consideration in excess of the market      excess of the market price of Nabors'
                              price of Nabors' common shares.            common shares as of the expiration of
                                                                         such tender or exchange offer for
                                                                         Nabors' common shares.
-----------------------------------------------------------------------------------------------------------------
                              The indenture relating to the Old          The indenture relating to the New
                              Securities does not contain a "cap" on     Securities provides that in no event
                              adjustments to the exchange rate.          will the exchange rate, as adjusted for
                                                                         cash dividends and tender or exchange
                                                                         offers for Nabors' common shares for
                                                                         consideration in excess of the market
                                                                         price of Nabors' common shares as of the
                                                                         expiration of such tender or exchange
                                                                         offer, exceed 22.3964 (as such exchange
                                                                         rate may be adjusted for other dilutive
                                                                         events).
-----------------------------------------------------------------------------------------------------------------
                              No adjustment in the exchange rate for     No equivalent provision.
                              the Old Securities need be made unless
                              the adjustment would require a change of
                              at least 1% in the exchange rate, but
                              adjustments that would otherwise be
                              required will be deferred and taken into
                              account in any subsequent adjustment.

                                           OLD SECURITIES                             NEW SECURITIES
-----------------------------------------------------------------------------------------------------------------
Make-Whole Premium            No provision.                              If a Fundamental Change occurs prior to
                                                                         June 15, 2008, under certain
                                                                         circumstances, we will pay a make-whole
                                                                         premium to holders who exchange their
                                                                         New Securities at the time specified in
                                                                         the first paragraph of "Description of
                                                                         the New Securities -- Exchange Rights of
                                                                         Holders of New Securities -- Make-Whole
                                                                         Premium."
                                                                         The make-whole premium, if any, will be
                                                                         equal to a specified percentage of the
                                                                         principal amount of the New Securities
                                                                         surrendered for exchange. See
                                                                         "Description of the New
                                                                         Securities -- Exchange Rights of Holders
                                                                         of New Securities -- Payment Upon
                                                                         Exchange" and "-- Make-Whole Premium."
                                                                         We may pay the make-whole premium, at
                                                                         our option, in cash, Nabors' common
                                                                         shares or the same form of consideration
                                                                         Nabors' common shares are exchanged for,
                                                                         converted into, acquired for or
                                                                         constitute solely the right to receive
                                                                         in the Fundamental Change, or any
                                                                         combination thereof.
                                                                         No make-whole premium will be paid if
                                                                         the "Applicable Price" as defined under
                                                                         "Description of the New Securities --
                                                                         Exchange Rights of Holders of New
                                                                         Securities -- Make-Whole Premium" is
                                                                         less than or equal to $50.00 per share
                                                                         or if the Applicable Price exceeds
                                                                         $130.00 per share, subject to
                                                                         adjustment.
                                                                         No make-whole premium will be payable if
                                                                         you exercise the option to have your New
                                                                         Securities repurchased. See "Description
                                                                         of the New Securities -- Repurchase at
                                                                         the Option of the Holder Upon a
                                                                         Fundamental Change."
-----------------------------------------------------------------------------------------------------------------
Registration Rights           Under the terms of the indenture           The indenture relating to the New
                              relating to the Old Securities, we and     Securities provides that we and Nabors
                              Nabors entered into a registration         will use our reasonable best efforts to
                              rights agreement providing that we would   file, within 90 days of the consummation
                              use all reasonable efforts to file a       of the applicable Exchange Offer, a
                              resale registration statement with         registration statement relating to the
                              respect to such securities. We filed a     resale of the New Securities and the
                              resale registration statement on Form      Nabors' common shares issuable upon
                              S-3 which became effective on August 21,   exchange thereof, pursuant to the
                              2003, which continues to be effective as   applicable indenture, and we will use
                              of the date hereof. The registration       our reasonable best efforts to cause
                              rights agreement further provides that     such registration statement to become
                              if, after the resale registration          effective under the Securities Act
                              statement becomes effective, we and        within 180 days after the consummation
                              Nabors fail to keep it effective or        of the Exchange Offer. Under no
                              usable in accordance with, and during      circumstances, however, will we be
                              the periods specified in, the              obligated to pay liquidated damages or
                              registration rights agreement, then we     other penalties because of our failure
                              and Nabors will pay liquidated damages     to do so, and our failure to do so will
                              to all holders of Old Securities and to    not constitute an event of default under
                              all holders of common shares issued on     the indenture relating to the New
                              exchange, redemption or repurchase of      Securities.
                              the Old Securities equal to 0.25% per
                              annum of the principal amount of such
                              Old Securities and a comparable amount
                              in the case of common shares until such
                              failure is cured.

                              RECENT DEVELOPMENTS

     On October 25, 2004, we and Nabors executed a supplemental indenture to the original indenture for the Old Securities. The supplemental indenture was effective as of the date of its execution and will remain effective with respect to the Old Securities whether or not the Exchange Offer is consummated. The supplemental indenture contains the following provisions and has the following effects on the original indenture:

     - The original indenture provides that we have the right to elect, by written notice to holders, to pay the purchase price in cash or Nabors' common shares, or any combination of cash and such common shares, when holders require us to repurchase all or a portion of the Old Securities at the holder's option. In the supplemental indenture, we have covenanted and agreed for the benefit of each holder that in any such notice we will in all such circumstances elect to pay the purchase price described above solely in cash.

     - The original indenture provides that upon an exchange of Old Securities, we have the right to elect, by written notice to holders, instead of delivering the number of Nabors' common shares to be delivered upon such exchange, to pay such holder, an amount of cash based on the value of such Nabors' common shares determined pursuant to the original indenture, or, at our option, a combination of cash and Nabors' common shares, provided that if payment of cash is not permitted pursuant to the provisions of the original indenture or any other agreement or instrument to which we are a party or by which we are bound or otherwise or an event of default under the original indenture has occurred and is continuing, then we will deliver Nabors' common shares upon such exchange (notwithstanding any notice of election to pay cash on such exchange). In the supplemental indenture, we have covenanted and agreed for the benefit of each holder of Old Securities that the written notice described in the first sentence of this paragraph will in all circumstances specify that we will make payment solely in cash for all Old Securities submitted for exchange unless the Full Cash Price for an Old Security is greater than the principal amount thereof, in which case we will (x) pay an amount in cash the percentage of the Full Cash Price equal to the quotient obtained by dividing the principal amount of such Old Security by the Full Cash Price for such Old Security, and (y) pay the remaining portion of the payment for such Old Securities in either, at our option, cash or Nabors' common shares. As used in the supplemental indenture, "Full Cash Price" means an amount equal to the average of the last reported sale price of a common share of Nabors for the five trading days beginning on the trading day immediately following the date on which we notify the holders of Old Securities that we have elected to pay cash in lieu of delivering Nabors' common shares with respect to all or part of such exchanges, multiplied by the exchange rate in effect on such notification date (which is the same formula included in the original indenture relating to the Old Securities for determining the amount of cash to be paid upon an exchange if we were to elect to pay cash upon such exchange instead of delivering Nabors' common shares). See "Material Differences Between the Old Securities and the New Securities -- Settlement Upon Exchange -- Old Securities."

     - Deleting in their entirety provisions in the original indenture that permitted us and Nabors, at our or Nabors' option, to enter into exchange arrangements with investment banks when we call the Old Securities for redemption.

     The supplemental indenture was entered into without the consent of holders of Old Securities pursuant to Section 9.01(4) of the original indenture, which permits amendments without the consent of holders to make any change that does not adversely affect the rights of any holder of Old Securities. We and Nabors entered into the supplemental indenture to reduce the instances in which Nabors' common shares may be issued under the terms of the Old Securities in order to reduce the potential impact of the proposed amendment to SFAS 128.

     The above description of the supplemental indenture is a summary only and is qualified in its entirety by reference to the supplemental indenture. Nabors filed a Current Report on Form 8-K on October 27, 2004, relating to the execution of the supplemental indenture (to which the supplemental indenture is attached as an exhibit), which is incorporated by reference. You may obtain a copy of such Current Report on Form 8-K and the supplemental indenture in the manner described under "Where You Can Find More Information."

                                  RISK FACTORS

     You should carefully consider the risks described below before making a decision to exchange Old Securities for New Securities. The risks described below are not the only ones facing us or Nabors. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

     The business, financial condition or results of operations of Nabors or us could be materially adversely affected by any of these risks. The trading price of the New Securities, the Old Securities and Nabors' common shares could decline due to any of these risks, and you may lose all or part of your investment.

     This offering circular and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our and Nabors' actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us and Nabors described below and elsewhere in this offering circular.

RISKS RELATING TO THE EXCHANGE OFFER

  NEITHER OUR BOARD OF DIRECTORS NOR NABORS' BOARD OF DIRECTORS HAS MADE A RECOMMENDATION WITH REGARD TO WHETHER OR NOT YOU SHOULD TENDER YOUR OLD SECURITIES IN THE EXCHANGE OFFER, AND NEITHER WE NOR NABORS HAS OBTAINED A THIRD-PARTY DETERMINATION THAT THE EXCHANGE OFFER IS FAIR TO HOLDERS OF THE OLD SECURITIES.

     Neither we nor Nabors is making a recommendation as to whether holders of the Old Securities should exchange them. Neither we nor Nabors has retained and neither of us intends to retain any unaffiliated representative to act solely on behalf of the holders of the Old Securities for purposes of negotiating the terms of the Exchange Offer or the New Securities and/or preparing a report concerning the fairness of the Exchange Offer. Neither we nor Nabors can assure holders of the Old Securities that the value of the New Securities received in the Exchange Offer will in the future equal or exceed the value of the Old Securities tendered and neither we nor Nabors takes a position as to whether you ought to participate in the Exchange Offer.

  THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF THE OLD SECURITIES FOR THE NEW SECURITIES ARE UNCLEAR.

     The United States federal income tax consequences of the Exchange Offer are unclear. We intend to take the position that the modifications to the Old Securities resulting from the exchange of Old Securities for New Securities should not constitute an exchange of the Old Securities for United States federal income tax purposes. That position, however, is subject to uncertainty and could be challenged by the IRS. Consistent with our position, the New Securities should be treated as a continuation of the Old Securities and there should be no United States federal income tax consequences to a holder who exchanges Old Securities for New Securities pursuant to the Exchange Offer. If, contrary to our position, the exchange constitutes an "exchange" for United States federal income tax purposes, the tax consequences to you could materially differ. For example, under one possible alternative characterization, a holder could be required to recognize ordinary income in an amount equal to the excess of the fair market value of the New Securities received in the exchange over the holder's adjusted tax basis in the Old Securities (which excess is likely to be substantial in the case of a holder who purchased the Old Securities in the initial offering). See "Certain Material United States Federal Income Tax Considerations."

RISKS RELATED TO THE OLD SECURITIES AND THE NEW SECURITIES

  THE MARKET PRICE OF THE NEW SECURITIES AND THE OLD SECURITIES COULD BE SIGNIFICANTLY AFFECTED BY THE MARKET PRICE OF NABORS' COMMON SHARES.

     We expect that the market price of the New Securities and the Old Securities could be significantly affected by the market price of Nabors' common shares. This may result in greater volatility in the market price of the New Securities and the Old Securities than would be expected for nonconvertible or nonexchangeable debt securities. The market price of Nabors' common shares will likely continue to fluctuate in response to factors including the following, many of which are beyond our control:

     - quarterly fluctuations in Nabors' operating and financial results,

     - changes in financial estimates and recommendations by financial analysts,

     - changes in the ratings of the New Securities or our other securities or securities of Nabors,

     - developments related to litigation or regulatory proceedings involving us or Nabors,

     - fluctuations in the stock price and operating results of Nabors' competitors,

     - dispositions, acquisitions and financings, and

     - general conditions in the industries in which we and Nabors operate.

     In addition, the stock markets in general, including the American Stock Exchange, have experienced price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may affect adversely the market prices of the New Securities, the Old Securities and Nabors' common shares.

  WE MAY NOT HAVE SUFFICIENT FUNDS TO PAY THE PRINCIPAL RETURN UPON EXCHANGE OR TO PURCHASE THE NEW SECURITIES OR THE OLD SECURITIES UPON A FUNDAMENTAL CHANGE OR OTHER PURCHASE DATE AS REQUIRED BY THE RESPECTIVE INDENTURES GOVERNING THE NEW SECURITIES AND THE OLD SECURITIES.

     Upon exchange of the New Securities pursuant to the terms of the indenture relating to the New Securities, we will be required to pay cash in the amount of the "principal return" (as defined in the indenture governing the New Securities). In addition, on June 15, 2008, June 15, 2013, and June 15, 2018, holders of the New Securities and Old Securities may require us to purchase their securities for cash. Further, holders of the New Securities and Old Securities also may require us to purchase their securities upon a "Fundamental Change" as defined in the applicable indenture (with respect to New Securities, see "Description of the New Securities -- Repurchase at the Option of the Holder Upon a Fundamental Change"). A Fundamental Change also may constitute an event of default, and result in the acceleration of the maturity of our then existing indebtedness, under another indenture or other agreement. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the required principal return or the purchase price of the New Securities or Old Securities exchanged or tendered by holders. Furthermore, the terms of our then existing indebtedness or other agreements may contain financial covenants or other provisions that could be violated by payment of the principal return or the repurchase of the New Securities. Failure by us to pay the principal return upon exchange or purchase the New Securities or Old Securities when required will result in an event of default with respect to the New Securities or Old Securities, as the case may be.

  ALTHOUGH THE NEW SECURITIES AND OLD SECURITIES ARE DESIGNATED AS SENIOR, YOUR RIGHT TO RECEIVE PAYMENT ON THE NEW SECURITIES OR OLD SECURITIES AND THE APPLICABLE GUARANTEE IS UNSECURED AND WILL BE EFFECTIVELY SUBORDINATED TO ANY EXISTING AND FUTURE SECURED DEBT OF NABORS DELAWARE, IN THE CASE OF NEW SECURITIES AND OLD SECURITIES, AND NABORS, IN THE CASE OF THE GUARANTEES, TO THE EXTENT OF THE VALUE OF THE COLLATERAL THEREFOR AND THE NEW SECURITIES AND OLD SECURITIES AND THE APPLICABLE GUARANTEE WILL BE EFFECTIVELY SUBORDINATED TO EXISTING AND FUTURE INDEBTEDNESS AND OTHER LIABILITIES OF OUR AND NABORS' SUBSIDIARIES.

     The New Securities and the Old Securities are general senior unsecured obligations and therefore will be effectively subordinated in right of payment to our existing or future secured indebtedness and Nabors' guarantee is effectively subordinated in right of payment to the claims of existing and future secured creditors of Nabors, in each case, to the extent of the collateral therefor. If we default on the New Securities or the Old Securities, or become bankrupt, liquidate or reorganize, any secured creditors could use their collateral to satisfy their secured indebtedness before you would receive any payment on the New Securities or the Old Securities. If the value of such collateral is not sufficient to pay any secured indebtedness in full, our secured creditors would share the value of our other assets, if any, with you and the holders of other claims against us which rank equally with the New Securities and the Old Securities. The guarantee of the New Securities and the guarantee of the Old Securities will have a similar ranking with respect to secured indebtedness of Nabors as the New Securities and the Old Securities do with respect to our secured indebtedness.

     In addition, we derive substantially all our income from, and hold substantially all our assets through, our subsidiaries. As a result, we and Nabors will depend on distributions from our subsidiaries in order to meet our payment obligations under any debt securities, including the New Securities and the Old Securities and the guarantee and our other obligations. Accordingly, our and Nabors' rights to receive any assets of any subsidiary, and therefore the right of our and Nabors' creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. As of September 30, 2004, Nabors and its subsidiaries had approximately $2.0 billion of indebtedness, excluding intercompany indebtedness.

  IF YOU HOLD NEW SECURITIES OR OLD SECURITIES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO NABORS' COMMON SHARES, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO NABORS' COMMON SHARES.

     If you hold New Securities or Old Securities, you will not be entitled to any rights with respect to Nabors' common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on Nabors' common shares), but you will be subject to all changes affecting the common shares. You will only be entitled to rights on the common shares if and when we deliver common shares to you upon exchange of your New Securities or the Old Securities and in limited cases under the exchange rate adjustments of the New Securities or the Old Securities. For example, in the event that an amendment is proposed to Nabors' memorandum of association or bye-laws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the common shares, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of Nabors' common shares.

  THE NEW SECURITIES WILL NOT AND THE OLD SECURITIES DO NOT CONTAIN CERTAIN RESTRICTIVE COVENANTS, AND THERE IS LIMITED PROTECTION IN THE EVENT OF A FUNDAMENTAL CHANGE.

     The indenture under which the New Securities will be issued will not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture for the New Securities will not and the indenture for the Old Securities does not contain covenants that will limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the requirement that we offer to repurchase the New Securities upon a Fundamental Change is limited to the transactions specified in the definition of a "Fundamental Change" in the applicable indenture. See "Description of the New
Securities -- Repurchase at the Option of the Holder Upon a Fundamental Change." Accordingly, we could enter into certain transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of Nabors' common shares but would not constitute a "Fundamental Change."

RISKS RELATED TO THE NEW SECURITIES

  WE CANNOT ASSURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW SECURITIES.

     There is no established trading market for the New Securities and the New Securities will not be listed on any securities exchange. Although the Old Securities are currently traded on PORTAL and it is anticipated that the New Securities will be traded on PORTAL, there can be no assurance as to: (1) the liquidity of any market for the New Securities, (2) the ability of the holders to sell their New Securities, or (3) the prices at which holders of the New Securities would be able to sell their New Securities. The New Securities could trade at prices higher or lower than the Old Securities depending on many factors. If an active trading market does not develop, the market price and liquidity of the New Securities may be adversely affected.

  YOU ARE URGED TO CONSIDER THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING THE NEW SECURITIES AND THE NABORS' COMMON SHARES THAT MAY BE ISSUED UPON EXCHANGE OF THE NEW SECURITIES.

     We and Nabors intend to take the position that the exchange of Old Securities for New Securities should not constitute an "exchange" of the Old Securities for United States federal income tax purposes, and that the New

Securities should be treated as a continuation of the Old Securities and should continue to be subject to the same rules governing the treatment of contingent payment debt instruments as were applicable to the Old Securities. By participating in the Exchange Offer, each holder will be deemed to have agreed, pursuant to terms of the indenture for the New Securities, to treat the New Securities as subject to the rules that apply to contingent payment debt obligations and to continue to accrue interest in the same manner and amount as described in the offering memorandum relating to the Old Securities. Among other things, pursuant to those rules, a holder of the New Securities is required to accrue interest income on the New Securities for each year, in the amounts described in the offering memorandum relating to the Old Securities, regardless of whether the holder uses the cash or accrual method of tax accounting, and in excess of the accruals on the New Securities for non-tax purposes and any contingent interest payments actually received in that year. In addition, under the United States federal income tax laws, a United States holder will recognize ordinary income, if any, upon a sale, exchange, redemption or repurchase of the New Securities at a gain. In calculating such gain, the amount realized by a United States holder will include, in the case of an exchange, the amount of cash and the fair market value of any shares received. If, contrary to our position, the exchange constitutes an "exchange" for United States federal income tax purposes, the tax consequences to you could materially differ.

     Without regard to whether the exchange of Old Securities for New Securities constitutes an "exchange" for United States federal income tax purposes, if at any time Nabors makes a distribution of property to Nabors' shareholders that would be taxable to the shareholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the New Securities, the exchange rate of the New Securities is increased, such increase may be deemed to be the payment of a taxable dividend to holders of the New Securities.

     Holders are urged to consult their own tax advisors as to the United States federal, state, local or foreign income and other tax consequences of acquiring, owning and disposing of the New Securities and the cash and Nabors' common shares, if any, payable upon exchange of the New Securities.

  RESALES OF THE NEW SECURITIES AND THE NABORS' COMMON SHARES ISSUABLE UPON EXCHANGE OF THE NEW SECURITIES MAY BE SUBJECT TO LEGAL RESTRICTIONS.

     The New Securities and the Nabors' common shares into which the New Securities may be exchanged have not been registered under the Securities Act or any state securities laws. Unless they are registered, the New Securities and the Nabors' common shares issuable upon exchange thereof may not be offered or sold except pursuant to exemptions from registration. Although we will be required to use our reasonable best efforts to register the resale by holders of the New Securities and the Nabors' common shares issuable upon exchange thereof, a resale registration statement will not be available for at least some period of time after the initial consummation of the Exchange Offer with respect to the New Securities and may not be continuously available if it becomes effective. Furthermore, a holder of New Securities must take certain actions, including submitting a duly completed notice and questionnaire, and undertake certain obligations to be listed in a prospectus. If a holder is not listed in a prospectus related to an effective resale registration statement, the holder may be restricted in its ability to publicly resell New Securities.

RISKS RELATED TO RETENTION OF THE OLD SECURITIES

  IF YOU DO NOT EXCHANGE YOUR OLD SECURITIES, THE OLD SECURITIES YOU RETAIN MAY BECOME LESS LIQUID AS A RESULT OF THE EXCHANGE OFFER.

     If a significant number of Old Securities are exchanged in the Exchange Offer, the liquidity of the trading market for the Old Securities, if any, after the completion of the Exchange Offer may be substantially reduced. Any Old Securities exchanged will reduce the aggregate number of Old Securities outstanding. As a result, the Old Securities may trade at a discount to the price at which they would trade if the transactions contemplated by this offering circular were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the Old Securities will exist or be maintained and we cannot assure you as to the prices at which the Old Securities may be traded.

RISKS RELATED TO OUR COMPANY'S AND NABORS' BUSINESSES

  FLUCTUATIONS IN OIL AND GAS PRICES COULD ADVERSELY AFFECT DRILLING ACTIVITY AND OUR AND NABORS' REVENUES, CASH FLOWS AND PROFITABILITY.

     The Company's and Nabors' operations are materially dependent upon the level of activity in oil and gas exploration and production. Both short-term and long-term trends in oil and gas prices affect the level of such activity. Oil and gas prices and, therefore, the level of drilling, exploration and production activity can be volatile. Worldwide military, political and economic events, including initiatives by the Organization of Petroleum Exporting Countries, may affect both the demand for, and the supply of, oil and gas. Weather conditions, governmental regulation (both in the United States and elsewhere), levels of consumer demand, the availability of pipeline capacity, and other factors beyond our and Nabors' control may also affect the supply of and demand for oil and gas. Fluctuations during the last few years in the demand and supply of oil and gas have contributed to, and are likely to continue to contribute to, price volatility. We and Nabors believe that any prolonged reduction in oil and gas prices would depress the level of exploration and production activity. This would likely result in a corresponding decline in the demand for our and Nabors' services and could have a material adverse effect on our and Nabors' revenues, cash flows and profitability. Lower oil and gas prices could also cause our and Nabors' customers to seek to terminate, renegotiate or fail to honor our and Nabors' drilling contracts; affect the fair market value of our and Nabors' rig fleet which in turn could trigger a writedown for accounting purposes; affect our and Nabors' ability to retain skilled rig personnel; and affect our and Nabors' ability to obtain access to capital to finance and grow our and Nabors' businesses. There can be no assurances as to the future level of demand for our and Nabors' services or future conditions in the oil and gas and oilfield services industries.

  OUR COMPANY AND NABORS OPERATE IN A HIGHLY COMPETITIVE INDUSTRY WITH EXCESS DRILLING CAPACITY, WHICH MAY ADVERSELY AFFECT OUR AND NABORS' RESULTS OF OPERATIONS.

     The oilfield services industry in which we and Nabors operate is very competitive. Contract drilling companies compete primarily on a regional basis, and competition may vary significantly from region to region at any particular time. Many drilling, workover and well-servicing rigs can be moved from one region to another in response to changes in levels of activity and provided market conditions warrant, which may result in an oversupply of rigs in an area. In many markets in which we and Nabors operate, the number of rigs available for use exceeds the demand for rigs, resulting in price competition. Most drilling and workover contracts are awarded on the basis of competitive bids, which also results in price competition. The land drilling market generally is more competitive than the offshore drilling market because there are larger numbers of rigs and competitors.

     Certain competitors are present in more than one of the regions in which we and Nabors operate, although no one competitor operates in all of these areas. In the United States Lower 48 states, there are several hundred competitors with smaller national, regional or local rig operations. In the Alaska market, we and Nabors have two principal competitors. In Canada and offshore, we and Nabors compete with several firms of varying size, many of which have more significant operations in those areas than the Company and Nabors. Internationally, we and Nabors compete directly with various competitors at each location where the Company and Nabors operate. We and Nabors believe that the market for land drilling and workover contracts will continue to be competitive for the foreseeable future. Certain of our and Nabors' competitors internationally and offshore may be better positioned in certain markets, allowing them to compete more effectively.

  THE NATURE OF OUR AND NABORS' OPERATIONS PRESENTS INHERENT RISKS OF LOSS THAT, IF NOT INSURED OR INDEMNIFIED AGAINST, COULD ADVERSELY AFFECT OUR AND NABORS' RESULTS OF OPERATIONS.

     Our and Nabors' operations are subject to many hazards inherent in the drilling, workover and well-servicing industries, including blowouts, cratering, explosions, fires, loss of well control, loss of hole, damaged or lost drilling equipment and damage or loss from inclement weather or natural disasters. Any of these hazards could result in personal injury or death, damage to or destruction of equipment and facilities, suspension of operations, environmental damage and damage to the property of others. Our and Nabors' offshore operations are also subject to the hazards of marine operations including capsizing, grounding, collision, damage from heavy weather or sea conditions and unsound ocean bottom conditions. In addition, our and Nabors' international operations are subject to risks of war, civil disturbances or other political events. Generally, drilling contracts provide for the division of responsibilities between a drilling company and its customer, and we and Nabors seek to obtain indemnification from our respective customers by contract for certain of these risks. To the extent that we and Nabors are unable to transfer such risks to customers by contract or indemnification agreements, we and Nabors seek protection through insurance. However, there is no assurance that such insurance or indemnification agreements will adequately protect us and Nabors against liability from all of the consequences of the hazards described above. The occurrence of an event not fully insured or indemnified against, or the failure of a customer or insurer to meet its indemnification or insurance obligations, could result in substantial losses. In addition, there can be no assurance that insurance will be available to cover any or all of these risks, or, even if available, that it will be adequate or that insurance premiums or other costs will not rise significantly in the future, so as to make such insurance prohibitive. This is particularly of concern in the wake of the September 11, 2001, terrorist attacks, which adversely affected an already tightening insurance market. It is likely that we will face continued upward pressure in our and Nabors' upcoming insurance renewals, our and Nabors' premiums and deductibles will be higher, and certain insurance coverage either will be unavailable or more expensive than it has been in the past. Moreover, our and Nabors' insurance coverage generally provides that we and Nabors assume a portion of the risk in the form of an insurance coverage deductible. We and Nabors expect that we may choose to increase the levels of deductibles (and thus assume a greater degree of risk) from time to time in order to minimize the effect of insurance premium increases.

  THE PROFITABILITY OF OUR AND NABORS' INTERNATIONAL OPERATIONS COULD BE ADVERSELY AFFECTED BY WAR, CIVIL DISTURBANCE OR POLITICAL OR ECONOMIC TURMOIL.

     Our Company and Nabors derive a significant portion of business from international markets, including major operations in Canada, the Middle East, the Far East and South and Central America. These operations are subject to various risks, including the risk of war, civil disturbances and governmental activities, that may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. In certain countries, our and Nabors' operations may be subject to the additional risk of fluctuating currency values and exchange controls. In the international markets in which we and Nabors operate, we and Nabors are subject to various laws and regulations that govern the operation and taxation of our and Nabors' businesses and the import and export of our and Nabors' equipment from country to country, the imposition, application and interpretation of which can prove to be uncertain.

  CHANGES TO OR NONCOMPLIANCE WITH GOVERNMENTAL REGULATION OR EXPOSURE TO ENVIRONMENTAL LIABILITIES COULD ADVERSELY AFFECT OUR AND NABORS' RESULTS OF OPERATIONS.

     The drilling of oil and gas wells is subject to various federal, state, local and foreign laws, rules and regulations. Our and Nabors' cost of compliance with these laws and regulations may be substantial. For example, federal law imposes specific design and operational standards on rigs and platforms. Failure to comply with these requirements could subject us and Nabors to substantial civil and criminal penalties as well as potential court injunctions. In addition, federal law imposes a variety of regulations on "responsible parties" related to the prevention of oil spills and liability for damages from such spills. As an owner and operator of onshore and offshore rigs and transportation equipment, we and Nabors may be deemed to be responsible parties under federal law. In addition, our and Nabors' well-servicing, workover and production services operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. Our and Nabors' operations and facilities are subject to numerous state and federal environmental laws, rules and regulations, including, without limitation, laws concerning the containment and disposal of hazardous substances, oilfield waste and other waste materials, the use of underground storage tanks and the use of underground injection wells. We and Nabors generally require customers to contractually assume responsibility for compliance with environmental regulations. However, we and Nabors are not always successful in allocating to customers all of these risks nor is there any assurance that the customer will be financially able to bear those risks assumed.

     Our Company and Nabors employ personnel responsible for monitoring environmental compliance and arranging for remedial actions that may be required from time to time and also use outside experts to advise on and assist with its environmental compliance efforts. Costs that we and Nabors incur to investigate and remediate contaminated sites are expensed unless the remediation extends the useful lives of assets employed at the site. Remediation costs that extend the useful lives of the assets are capitalized and amortized over the remaining useful lives of such assets. Liabilities are recorded when the need for environmental assessments and/or remedial efforts become known or probable and the cost can be reasonably estimated.

     Laws protecting the environment generally have become more stringent than in the past and are expected to continue to become more so. Violation of environmental laws and regulations can lead to the imposition of administrative, civil or criminal penalties, remedial operations, and in some cases injunctive relief. Such violations could also result in liabilities for personal injuries, property damage, and other costs and claims.

     Under the Comprehensive Environmental Response, Compensation and Liability Act, also known as CERCLA or Superfund, and related state laws and regulations, liability can be imposed jointly on the entire group of responsible parties or separately on any one of the responsible parties, without regard to fault or the legality of the original conduct on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. Under CERCLA, such persons may be liable for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the neighboring land owners and other third parties to file claims for personal injury, property damage and recovery of response costs allegedly caused by the hazardous substances released into the environment. The Company and Nabors have been notified of their possible responsibility with respect to the cleanup of a federal national Priority list site and a state abandoned site, which were formerly operated by parties unrelated to us and Nabors as oilfield waste disposal facilities. In addition, we and Nabors have been named as a potentially responsible party with respect to the cleanup of three other sites, which were formerly operated by various parties unrelated to us and Nabors. We and Nabors believe that our respective cost to clean up each of these sites will be less than $100,000. Although at this time information regarding ours and Nabors' possible responsibility with respect to cleanup of the federal national priority list site and the state abandoned site has not been fully developed and it is not feasible to predict such outcome with certainty, we and Nabors are of the opinion that the ultimate resolution if these matters should not have a material adverse effect on our or Nabors' financial positions results of operations or cash flows.

     Changes in federal and state environmental regulations may also negatively impact oil and natural gas exploration and production companies, which in turn could have a material adverse effect on us and Nabors. For example, legislation has been proposed from time to time in Congress which would reclassify certain oil and natural gas production wastes as hazardous wastes, which would make the reclassified wastes subject to more stringent handling, disposal and clean-up requirements. If enacted, such legislation could dramatically increase operating costs for oil and natural gas companies and could reduce the market for our and Nabors' services by making many wells and/or oilfields uneconomical to operate.

     The Oil Pollution Act of 1990, as amended, contains provisions specifying responsibility for removal costs and damages resulting from discharges of oil into navigable waters or onto the adjoining shorelines. Among other requirements, this law requires owners and operators of vessels over 300 gross tons to provide the United States Coast Guard with evidence of financial responsibility to cover the costs of cleaning up oil spills from such vessels. Nabors believes it has provided satisfactory evidence of financial responsibility to the United States Coast Guard for all vessels over 300 tons. In addition, the Outer Continental Shelf Lands Act provides the federal government with broad discretion in regulating the leasing of offshore oil and gas production sites. Because Nabors' offshore support vessel operations rely on offshore oil and gas exploration and production, if the government were to exercise its authority under this law to restrict the availability of offshore oil and gas leases, such an action could have a material adverse effect on our and Nabors' offshore support vessel operations.

     In October 2004, the U.S. Congress passed and the President signed into law the American Jobs Creation Act of 2004. The Act did not impact the corporate reorganization completed by Nabors effective June 24, 2002, that made us a foreign entity. It is possible that future changes to tax laws (including tax treaties) could have an impact on our ability to realize the tax savings recorded to date as well as future tax savings as a result of our corporate reorganization, depending on any responsive action taken by Nabors.

  PROPOSED COAST GUARD REGULATIONS AND ACTIONS COULD CURTAIL NABORS' ABILITY TO TIME CHARTER VESSELS IN UNITED STATES COASTWISE TRADE.

     Nabors' Sea Mar operations time charter supply vessels to offshore operators, primarily in U.S. waters. The vessels which operate in U.S. coastwise trade are owned by one of our financing company subsidiaries, but are operated and managed by a U.S. citizen-controlled company pursuant to long-term bareboat charters. Our Sea Mar operations charter the vessels from this U.S. operating company in connection with our own offshore activities in the Gulf of Mexico and in support of other offshore operators.

     As a result of recent legislation, beginning in August 2007, Sea Mar will no longer be able to use this arrangement to qualify vessels for employment in the U.S. coastwise trade. Accordingly, we will be required to restructure the arrangement, redeploy the vessels outside the United States, or sell the vessels by no later than such time. Under the proposed, but not yet final, regulations issued by the United States Coast Guard on February 4, 2004, Sea Mar's ability to use its current structure to operate vessels in U.S. coastwise trade would end on February 4, 2007.

     Additionally, on February 4, 2004, the United States Coast Guard notified us that it is considering an appeal of the United States Coast Guard's original issuance in June 2002 of the coastwise trade endorsements for the vessels bareboat chartered to the U.S. citizen qualified company. The coastwise trade endorsements on the documents of the vessels issued by the United States Coast Guard authorize the vessels to engage in the U.S. coastwise trade. If the appeal is decided against us, we could lose the ability to market the vessels for use in U.S. coastwise trade in accordance with that decision.

     As of September 30, 2004, the net assets of Sea Mar totaled approximately $162.3 million. During the three and nine months ended September 30, 2004, Sea Mar had income before income taxes totaling $.7 million and $.3 million, respectively.

  AS HOLDING COMPANIES, WE AND NABORS DEPEND ON OUR RESPECTIVE SUBSIDIARIES TO MEET OUR RESPECTIVE FINANCIAL OBLIGATIONS.

     As holding companies, we and Nabors have no significant assets other than the stock of our respective subsidiaries. In order to meet financial needs, we and Nabors rely exclusively on repayments of interest and principal on intercompany loans made by us and Nabors to our and Nabors' operating subsidiaries and income from dividends and other cash flow from such subsidiaries. There can be no assurance that our or Nabors' operating subsidiaries will generate sufficient net income to pay upstream dividends or cash flow to make payments of interest and principal to us or Nabors in respect of their intercompany loans. In addition, from time to time, our and Nabors' operating subsidiaries may enter into financing arrangements which may contractually restrict or prohibit such upstream payments to us and Nabors. There may also be adverse tax consequences associated with making dividend payments upstream.

  NABORS DOES NOT CURRENTLY INTEND TO PAY DIVIDENDS.

     Nabors has not declared or paid any cash dividends on its common shares since 1982. Nabors does not currently intend to pay any cash dividends on its common shares. However, Nabors notes that there have been recent positive industry trends, and changes in tax law providing more favorable treatment to dividends. As a result, Nabors can give no assurance that it will not reevaluate its position on dividends in the future.

  BECAUSE NABORS' OPTION, WARRANT AND CONVERTIBLE SECURITIES HOLDERS HAVE A CONSIDERABLE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE AND RESALE, SIGNIFICANT ISSUANCES OR RESALES IN THE FUTURE MAY ADVERSELY AFFECT THE MARKET PRICE OF NABORS' COMMON SHARES.

     As of November 9, 2004, there were 400,000,000 authorized Nabors' common shares, of which 149,513,859 shares were outstanding. In addition, 32,727,119 Nabors' common shares were reserved for issuance pursuant to option and employee benefit plans and 18,476,525 shares were reserved for issuance upon exchange or repurchase of the Old Securities. In addition, in connection with Nabors' Enserco and Ryan acquisitions, up to 245,823 Nabors' common shares could be issuable on exchange of the shares of Nabors Exchangeco (Canada) Inc.

Nabors also may sell up to $700 million of securities of various types in connection with a shelf registration statement declared effective on January 16, 2003 by the Securities and Exchange Commission. The sale, or availability for sale, of substantial amounts of Nabors' common shares in the public market, whether directly by Nabors or resulting from the exercise of warrants or options (and, where applicable, sales pursuant to Rule 144) or the issuance of common shares upon the exchange of Old Securities, would be dilutive to existing securityholders, could adversely affect the prevailing market price of Nabors' common shares and could impair Nabors' ability to raise additional capital through the sale of equity securities.

     Nabors is not restricted from issuing additional common shares during the life of either the Old Securities or the New Securities and, in doing so, has no obligation to consider your interests as a holder of Old Securities or New Securities for any reason. If Nabors issues additional common shares, it may materially and adversely affect the price of Nabors' common shares and, in turn, the price of the Old Securities or New Securities.

  PROVISIONS OF NABORS' ORGANIZATIONAL DOCUMENTS MAY DETER A CHANGE OF CONTROL TRANSACTION AND DECREASE THE LIKELIHOOD OF A SHAREHOLDER RECEIVING A CHANGE OF CONTROL PREMIUM.

     Nabors' board of directors is divided into three classes, with each class serving a staggered three year term. In addition, Nabors' board of directors has the authority to issue a significant amount of common shares and up to 25,000,000 preferred shares and to determine the price, rights (including voting rights), conversion ratios, preferences and privileges of the preferred shares, in each case without further vote or action by the holders of the common shares. Although Nabors has no present plans to issue preferred shares, the classified board and Nabors' board's ability to issue additional preferred shares may discourage, delay or prevent changes in control of Nabors that are not supported by Nabors' board, thereby possibly preventing certain of Nabors' shareholders from realizing a possible premium on their shares. In addition, the requirement in the New Securities to pay a make-whole premium in the form of an increase in the exchange rate in certain circumstances could have the effect of making a change in control of the Company more expensive.

  NABORS AND ITS SUBSIDIARIES HAVE A SUBSTANTIAL AMOUNT OF DEBT OUTSTANDING, WHICH COULD AFFECT NABORS' FINANCIAL POSITION AND PREVENT IT FROM FULFILLING ITS OBLIGATIONS.

     Nabors and its subsidiaries had approximately $2.0 billion in long-term debt outstanding at September 30, 2004, resulting in a funded debt to capital ratio of 0.42:1 and a net funded debt to capital ratio of 0.20:1 as of September 30, 2004. The funded debt to capital ratio is calculated by dividing funded debt by funded debt plus capital. Funded debt is defined as the sum of (1) short-term borrowings, (2) current portion of long-term debt and (3) long-term debt. Capital is defined as shareholders' equity. The net funded debt to capital ratio nets cash and cash equivalents and marketable and non-marketable securities ($1.3 billion as of September 30, 2004) against funded debt. This ratio is calculated by dividing net funded debt by net funded debt plus capital. Both of these ratios are a method for calculating the amount of leverage a company has in relation to its capital. Non-marketable securities consist of investments in overseas funds investing primarily in a variety of public and private U.S. and non-U.S. securities (including asset-backed securities and mortgage-backed securities, global structured asset securitizations, whole loan mortgages, and participations in whole loans and whole loan mortgages). These investments are classified as non-marketable because they do not have published fair values, and are recorded at cost in Nabors' consolidated balance sheets (the current portion is classified as non-marketable securities under current assets and the long-term portion is included as a component of other long-term assets).

     Nabors and its subsidiaries may still be able to incur substantially more debt. The terms of the indentures governing the Old Securities and the New Securities and the agreements governing Nabors' and its subsidiaries' other indebtedness permit additional borrowings and any such borrowings may be senior in right of payment to the Old Securities and the New Securities and the related guarantees. Nabors' and its subsidiaries' incurrence of additional debt could further exacerbate the risks described in this offering circular.

                          FORWARD-LOOKING INFORMATION

     This offering circular and the documents, incorporated in this offering circular by reference, contain forward-looking statements about our markets, demand for our products and services and our future results. Statements, such as these, that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act and
Section 21E of the Securities Act of 1934. These forward-looking statements are based upon our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "should," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements.

     You should consider the following key factors when evaluating these forward-looking statements:

     - fluctuations in worldwide prices of and demand for natural gas and oil;

     - fluctuations in levels of natural gas and oil exploration and development activities;

     - fluctuations in the demand for our and Nabors' services;

     - the existence of competitors, technological changes and developments in the oilfield services industry;

     - the existence of operating risks inherent in the oilfield services industry;

     - the existence of regulatory and legislative uncertainties;

     - the possibility of political instability, war or acts of terrorism in any of the countries in which we and Nabors do business; and

     - general economic conditions.

     Our and Nabors' businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of natural gas or oil, which could have a material impact on exploration, development and production activities, could also materially affect our and Nabors' financial position, results of operations and cash flows.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company, prior to June 24, 2002, the effective date of the reorganization of the Company under Nabors, a Bermuda company, and Nabors, after June 24, 2002, have calculated their ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations less undistributed earnings from unconsolidated affiliates (net of dividends) plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth Nabors' ratio of earnings to fixed charges for each of the periods indicated:

                    NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,          YEAR ENDED DECEMBER 31
                                                              -------------   -------------------------------------
                                                              2004    2003    2003    2002    2001    2000    1999
                                                              -----   -----   -----   -----   -----   -----   -----
Ratio (earnings divided by fixed charges before
  adjustments)..............................................   6.12x   2.99x   3.32x   2.90x   9.27x   6.50x  2.48x

           PRICE RANGE AND DIVIDEND HISTORY OF NABORS' COMMON SHARES

     Nabors' common shares are traded on the American Stock Exchange under the symbol "NBR." The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors' common shares, since the reorganization of Nabors as a Bermuda company, and the high and low sale price per share of Nabors Delaware's common stock, prior to the reorganization, in each case on the American Stock Exchange.

                                                                HIGH       LOW
                                                               -------   -------
2002 -- NABORS DELAWARE
First Quarter...............................................     43.00     26.98
Second Quarter (through June 25, 2002)......................     49.98     36.00
2002 -- NABORS
Second Quarter (from June 26, 2002 to June 30, 2002)........     36.99     35.13
Third Quarter...............................................     37.63     26.14
Fourth Quarter..............................................     39.30     29.79
2003 -- NABORS
First Quarter...............................................     42.60     32.20
Second Quarter..............................................     45.85     37.65
Third Quarter...............................................     40.50     33.87
Fourth Quarter..............................................     42.52     35.76
2004 -- NABORS
First Quarter...............................................     49.32     41.01
Second Quarter..............................................     47.70     40.02
Third Quarter...............................................     47.87     41.25
Fourth Quarter (through November 11, 2004)..................     52.04     45.87

     On November 11, 2004, the last sale price reported on the American Stock Exchange for Nabors' common shares was $48.23 per share.

DIVIDEND POLICY

     Nabors has not declared or paid any cash dividends on its common shares since 1982. Nabors does not currently intend to pay any cash dividends on its common shares. However, Nabors notes that there have been recent positive industry trends, and changes in tax law providing more favorable treatment to dividends. As a result, Nabors can give no assurance that it will not reevaluate its position on dividends in the future.

                      DESCRIPTION OF NABORS' SHARE CAPITAL

     Nabors' authorized share capital consists of 425,000,000 shares of capital stock of which 400,000,000 are common shares, par value US$0.001 per share, and 25,000,000 are preferred shares, par value US$0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors' Memorandum of Association, dated December 10, 2001 and Nabors' Amended and Restated Bye-Laws adopted on June 24, 2002, which are both publicly available. See "Where You Can Find More Information." As of November 9, 2004, there were 149,513,859 Nabors' common shares outstanding and one Nabors' special voting preferred share, par value US$0.001 per share, outstanding. No other shares of any class or series were outstanding as of November 9, 2004.

COMMON SHARES

     Holders of Nabors' common shares are entitled to one vote on any question to be decided on a show of hands and one vote per common share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in Nabors' bye-laws or in The Companies Act 1981 (Bermuda), as amended (which we refer to as the Companies Act in this offering circular), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or Nabors' bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors' common shares.

     Nabors' bye-laws do not provide for cumulative voting. A special meeting of shareholders may be called by Nabors' board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special meeting of shareholders may be taken by unanimous resolution if the resolution is signed by each shareholder, or their proxy, entitled to vote on the matter.

     Holders of Nabors' common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors' common shares have no sinking fund provision.

PREFERRED SHARES

     The board of directors of Nabors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. Nabors' board of directors in authorizing such class or series may provide that any such class or series may be:

     - subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

     - entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

     - entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

     - convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing that class or series of preferred shares.

     A series of preferred shares, consisting of one share, has been designated as a special voting preferred share, having a par value of US$0.001 per share and a liquidation preference of US$0.01. The special voting preferred share has been issued to Computershare Trust Company of Canada, as trustee under a voting and exchange trust agreement among Nabors, Nabors Exchangeco (Canada) Inc., a Canadian corporation and an indirect subsidiary of Nabors and such trustee. The special voting preferred share was issued in connection with Nabors' acquisition of Enserco Energy

Services Company Inc. and Ryan Energy Technologies Inc., both Canadian corporations. Nabors Exchangeco shares are exchangeable for Nabors' common shares, at each holder's option, on a one-for-one basis and are listed on the Toronto Stock Exchange. Additionally, these exchangeable shares have essentially identical rights as Nabors' common shares, including but not limited to voting rights and the right to receive dividends, if any. Except as otherwise required by law, Nabors' memorandum of association or Nabors' bye-laws, the one special voting preferred share will possess a number of votes for the election of directors and on all other matters submitted to a vote of Nabors' shareholders equal to the number of outstanding exchangeable shares of Nabors Exchangeco from time to time not owned by Nabors or any entity controlled by Nabors. The holders of Nabors' common shares and the holder of the special voting preferred share will vote together as a single class on all matters on which holders of Nabors' common shares are eligible to vote. In the event of Nabors' liquidation, dissolution or winding-up, all outstanding exchangeable shares will automatically be exchanged for Nabors' common shares, and the holder of the special voting preferred share will not be entitled to receive any assets available for distribution to Nabors' shareholders (other than the US$0.01 liquidation preference). The holder of the special voting preferred share will not be entitled to receive dividends. At such time as the one special voting preferred share has no votes attached to it because there are no exchangeable shares outstanding not owned by Nabors or an entity controlled by Nabors, the special voting preferred share will be redeemed by Nabors for an amount equal to US$0.01 and canceled.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Nabors' common shares is Equiserve.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF NABORS' MEMORANDUM OF ASSOCIATION AND BYE-LAWS

     Nabors' bye-laws have provisions that could have an anti-takeover effect. In addition, Nabors' bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors. The bye-laws provide that Nabors' board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office prior to the expiration of their term only for cause by the affirmative vote of the holders of a majority of the voting power of Nabors on the relevant record date. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may be filled by a majority vote of the remaining directors. Any general meeting can authorize the board of directors to fill any vacancy left unfilled at a general meeting. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The bye-laws also provide that the board of directors will consist of not less than five nor more than eighteen persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

     The bye-laws of Nabors provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.

     For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors' principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Nabors by the Secretary of Nabors within the time limits described above.

     In addition, the Companies Act provides for a mechanism by which not less than 100 shareholders acting together or any number of shareholders representing not less than one twentieth of the voting power of a Bermuda company may properly propose a resolution for consideration at a general meeting of such company.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors' common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written resolution of all holders of common shares. Under the bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding not less than 10% of the paid up shares of a company entitled to vote at a general meeting to requisition a special general meeting.

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors' common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

                               THE EXCHANGE OFFER

GENERAL

     The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, has not been registered with the Securities and Exchange Commission, and in reliance on exemptions under state securities laws. Securities that are obtained in a
Section 3(a)(9) exchange generally assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered.

     On June 10, 2003, we completed the original offering of Old Securities. The offering was made pursuant to Rule 144A under the Securities Act and not registered under the Securities Act. We filed a registration statement with the Securities and Exchange Commission covering resales of the Old Securities and the Nabors' common shares issuable upon exchange of the Old Securities that became effective on August 21, 2003.

     The indenture under which the New Securities will be issued provides that we will use our reasonable best efforts to file, within 90 days of the consummation of the Exchange Offer, a registration statement relating to the resale of the New Securities and the Nabors' common shares issuable upon exchange of the New Securities pursuant to the indenture, and to use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the consummation of the Exchange Offer.

SECURITIES SUBJECT TO THE EXCHANGE OFFER

     We and Nabors are offering, upon the terms and subject to the conditions set forth in this offering circular and the accompanying Letter of Transmittal, to exchange $1,000 principal amount of New Securities for each $1,000 principal amount of validly tendered and accepted Old Securities.

     We are offering to exchange all of the Old Securities. However, the Exchange Offer is subject to the conditions described in this offering circular.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, we will not be required to accept for exchange any Old Securities tendered, and we may terminate or amend the Exchange Offer if, at any time before the acceptance of the Old Securities for exchange, any of the following events occurs:

          (i) At least 50% of the aggregate principal amount outstanding of the Old Securities has not been validly tendered and not withdrawn at the Expiration Date.

          (ii) Any action or event shall have occurred, failed to occur or been threatened, any action shall have been taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

          - challenges the making of the Exchange Offer or the exchange of Old Securities under the Exchange Offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offer or the exchange of Old Securities under the Exchange Offer, or

          - in our reasonable judgment, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Nabors and its subsidiaries, taken as a whole, or would be material to holders of Old Securities in deciding whether to accept the Exchange Offer.

          (iii) (a) Trading generally shall have been suspended or materially limited on or by, as the case may be, either of the American Stock Exchange or the National Association of Securities Dealers, Inc.; (b) there shall have been any suspension or limitation of trading of any securities of Nabors on any exchange or in the over-the-counter market; (c) a general banking moratorium shall have been declared by federal or New York authorities; or (d) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency and the effect of any such outbreak, escalation, declaration, calamity or emergency has a reasonable likelihood to make it impractical or inadvisable to proceed with completion of the Exchange Offer.

          (iv) The Trustee with respect to the Old Securities shall have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of the Exchange Offer or the exchange of Old Securities under the Exchange Offer, or the Trustee or any holder of Old Securities shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer or the exchange of the Old Securities under the Exchange Offer.

     All of the foregoing conditions are for our sole benefit and we and Nabors may assert them regardless of the circumstances giving rise to any condition (including any action or inaction by us or Nabors). We and Nabors also may waive any condition at any time, in whole or in part, in our and Nabors' sole discretion. Our or Nabors failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we and Nabors may assert at any time. Any determination that we and Nabors make concerning an event, development or circumstance described or referred to above shall be conclusive and binding. Moreover, we are free to terminate the Exchange Offer for any reason or no reason, in our and Nabors' sole and absolute discretion, and not accept any Old Securities.

     If any of the foregoing conditions are not satisfied, we and Nabors may, at any time before the expiration of the Exchange Offer:

          (a) terminate the Exchange Offer and return all tendered Old Securities to the holders thereof;

          (b) modify, extend or otherwise amend the Exchange Offer and retain all tendered Old Securities until the Expiration Date, as may be extended, subject, however, to the withdrawal rights of holders (see "-- Expiration Date; Extensions; Amendments" and "-- Proper Execution and Delivery of Letter of Transmittal -- Withdrawal of Tenders" below); or

          (c) waive the unsatisfied conditions and accept at the expiration of the Exchange Offer all Old Securities tendered and not previously validly withdrawn.

Except for the requirements of applicable United States federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the Exchange Offer which, if not complied with or obtained, would have a material adverse effect on us.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date for the Exchange Offer is 12:00 midnight, New York City time, on December 10, 2004, unless the period for the Exchange Offer is extended, in which case, the Expiration Date shall mean the latest date and time to which the Exchange Offer is extended.

     We and Nabors reserve the right, in our sole discretion, to (1) extend the Exchange Offer, (2) terminate the Exchange Offer or (3) amend the Exchange Offer, by giving oral (promptly confirmed in writing) or written notice of such delay, extension, termination or amendment to the exchange agent. Any such extension, termination or amendment will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will disseminate additional materials regarding the change and extend the Exchange Offer to the extent required by law.

EFFECT OF TENDER

     Any valid tender by a holder of Old Securities that is not validly withdrawn prior to the Expiration Date of the Exchange Offer will constitute a binding agreement between that holder and us and Nabors upon the terms and subject to the conditions of this offering circular and the Letter of Transmittal. The acceptance of the Exchange Offer by a tendering holder of Old Securities will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Securities pursuant to the Exchange Offer, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

ABSENCE OF DISSENTERS' RIGHTS

     Holders of the Old Securities do not have any appraisal or dissenters' rights under applicable law in connection with the Exchange Offer.

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE

     The New Securities will be delivered in book-entry form on the settlement date which we anticipate will be promptly following the Expiration Date of the Exchange Offer, after giving effect to any extensions.

     We will be deemed to have accepted validly tendered Old Securities when, and if, we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent. Subject to the terms and conditions of the Exchange Offer, the issuance of New Securities will be recorded in book-entry form by the exchange agent on the date of the exchange upon receipt of such notice. The exchange agent will act as agent for tendering holders of the Old Securities for the purpose of receiving book-entry transfers of Old Securities in the exchange agent's account at The Depository Trust Company ("DTC"). If any validly tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, including if Old Securities are validly withdrawn, such withdrawn Old Securities will be returned without expense to the tendering holder or such Old Securities will be credited to an account maintained at DTC designated by the DTC participant who so delivered such Old Securities, in either case, promptly after the expiration or termination of the Exchange Offer.

PROCEDURES FOR EXCHANGE

     Old Securities tendered in the Exchange Offer must be in denominations of $1,000 principal amount and whole-number multiples of $1,000.

     If you hold Old Securities and wish to have such securities exchanged for New Securities, you must validly tender, or cause the valid tender of, your Old Securities using the procedures described in this offering circular and in the accompanying Letter of Transmittal.

     Only registered holders of Old Securities are authorized to tender the Old Securities. The procedures by which you may tender or cause to be tendered Old Securities will depend upon the manner in which the Old Securities are held, as described below.

  TENDER OF OLD SECURITIES HELD THROUGH A NOMINEE

     If you are a beneficial owner of Old Securities that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Old Securities in the Exchange Offer, you should contact the record holder promptly and instruct the record holder to tender the Old Securities on your behalf using one of the procedures described below.

  TENDER OF OLD SECURITIES THROUGH DTC

     Pursuant to authority granted by DTC, if you are a DTC participant that has Old Securities credited to your DTC account and thereby held of record by DTC's nominee, you may directly tender your Old Securities as if you were the record holder. Because of this, references herein to registered or record holders include DTC participants with Old Securities credited to their accounts. If you are not a DTC participant, you may tender your Old Securities by book-entry transfer by contacting your broker or opening an account with a DTC participant. Within two business days after the date of this offering circular, the exchange agent will establish accounts with respect to the Old Securities at DTC for purposes of the Exchange Offer.

     Any participant in DTC may tender Old Securities by:

          (a) effecting a book-entry transfer of the Old Securities to be tendered in the Exchange Offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the Exchange Offer through DTC's Automated Tender Offer Program ("ATOP") procedures for transfer; if ATOP procedures are followed, DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant tendering Old Securities that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we and Nabors may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the applicable Exchange Offer; or

          (b) completing and signing the Letter of Transmittal according to the instructions and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this offering circular. With respect to option (a) above, the exchange agent and DTC have confirmed that, the Exchange Offer is eligible for ATOP.

     The Letter of Transmittal (or facsimile thereof), with any required signature guarantees and other required documents, or (in the case of book-entry transfer) an agent's message in lieu of the Letter of Transmittal, must be transmitted to and received by the exchange agent prior to the Expiration Date of the Exchange Offer at one of its addresses set forth on the back cover page of this offering circular. DELIVERY OF SUCH DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your Old Securities and you cannot complete the procedures for book-entry transfer through DTC, set forth above, on a timely basis, you may still tender your Old Securities if:

     - your tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed Letter of Transmittal, or a facsimile of such Letter of Transmittal or an electronic confirmation pursuant to DTC's ATOP system and Notice of Guaranteed Delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, that:

          (1) sets forth the name and address of the holder of the Old Securities tendered;

          (2) states that the tender is being made thereby; and

          (3) guarantees that within three trading days after the Expiration Date a book-entry confirmation and any other documents required by the Letter of Transmittal, if any, will be deposited by the eligible institution with the exchange agent; and

     - book-entry confirmation and all other documents, if any, required by the Letter of Transmittal are received by the exchange agent within three trading days after the expiration date.

  LETTER OF TRANSMITTAL

     Subject to and effective upon the acceptance for exchange and exchange of New Securities for Old Securities tendered by a Letter of Transmittal, by executing and delivering a Letter of Transmittal (or agreeing to the terms of a Letter of Transmittal pursuant to an agent's message), a tendering holder of Old
Securities:

     - irrevocably sells, assigns and transfers to or upon the order of Nabors Delaware and Nabors all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of the Old Securities tendered thereby;

     - waives any and all rights with respect to the Old Securities;

     - releases and discharges Nabors, Nabors Delaware and the Trustee with respect to the Old Securities from any and all claims such holder may have, now or in the future, arising out of or related to the Old Securities, including, without limitation, any claims that such holder is entitled to participate in any redemption of the Old Securities;

     - represents and warrants that the Old Securities tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

     - designates an account number of a DTC participant in which the New Securities are to be credited; and

     - irrevocably appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Securities, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Securities tendered to be assigned, transferred and exchanged in the Exchange Offer.

PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL

     If you wish to participate in the Exchange Offer, delivery of your Old Securities, signature guarantees and other required documents is your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you
(1) use registered mail with return receipt requested, properly insured, and (2) mail the required items sufficiently in advance of the Expiration Date with respect to the Exchange Offer to allow sufficient time to ensure timely delivery.

     Except as otherwise provided below, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the American Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on a Letter of Transmittal need not be guaranteed if:

     - the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Old Securities and the holder(s) has not completed the portion entitled "Special Issuance and Payment Instructions" on the Letter of Transmittal; or

     - the Old Securities are tendered for the account of an "Eligible Guarantor Institution" (defined in Instruction 3 of the Letter of Transmittal).

  WITHDRAWAL OF TENDERS

     Tenders of Old Securities may be withdrawn at any time prior to the expiration date of the Exchange Offer. Tenders of Old Securities may not be withdrawn at any time after such date unless the Exchange Offer is extended, in which case tenders of Old Securities may be withdrawn at any time prior to the expiration date, as extended.

     Beneficial owners desiring to withdraw Old Securities previously tendered should contact the DTC participant through which such beneficial owners hold their Old Securities. In order to withdraw Old Securities previously tendered, a DTC participant may, prior to the Expiration Date of the Exchange Offer, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. The method of notification is at the risk and election of the holder and must be timely received by the exchange agent. Withdrawal of a prior instruction will be effective upon receipt of the notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the American Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program. However, signatures on the notice of withdrawal need not be guaranteed if the Old Securities being withdrawn are held for the account of an Eligible Guarantor Institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph.

     Withdrawals of tenders of Old Securities may not be rescinded and any Old Securities withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn Old Securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the Exchange Offer.

  MISCELLANEOUS

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Securities in connection with the Exchange Offer will be determined by us and Nabors, in our sole discretion, and such determination will be final and binding. We and Nabors reserve the absolute right to reject any and all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We and Nabors also reserve the absolute right to waive any defect or irregularity in the tender of any Old Securities in the Exchange Offer, and the interpretation by us of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties, provided that we and Nabors will not waive any condition to the offer with respect to an individual holder of Old Securities unless we waive that condition for all such holders. None of Nabors, Nabors Delaware, the exchange agent, the information agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of Old Securities involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Securities received by the exchange agent in connection with the Exchange Offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the DTC participant who delivered such Old Securities by crediting an account maintained at DTC designated by such DTC participant promptly after the Expiration Date of the Exchange Offer or the withdrawal or termination of the Exchange Offer.

  TRANSFER TAXES

     We and Nabors will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Securities to us and Nabors in the Exchange Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

     - if New Securities in book-entry form are to be registered in the name of any person other than the person signing the Letter of Transmittal;

     - if tendered Old Securities are registered in the name of any person other than the person signing the Letter of Transmittal; or

     - if satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Securities tendered by such holder.

EXCHANGE AGENT

     J.P. Morgan Trust Company, National Association has been appointed the exchange agent for the Exchange Offer. Any Letter of Transmittal, Notice of Guaranteed Delivery and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Old Securities, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address set forth on the back cover page of this offering circular.

     J.P. Morgan Trust Company, National Association and its affiliates maintain banking relationships with us and Nabors.

INFORMATION AGENT

     Georgeson Shareholder has been appointed as the information agent for the Exchange Offer. Questions concerning tender procedures and requests for additional copies of this offering circular or the Letter of Transmittal should be directed to the information agent at the address set forth on the back cover page of this offering circular. Holders of Old Securities may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.

FINANCIAL ADVISOR

     We have retained UBS Securities LLC ("UBS") as our exclusive financial advisor in connection with the Exchange Offer. We are paying UBS customary fees for its services and have agreed to indemnify UBS for certain liabilities. UBS's compensation is in no way contingent on the results or the success of the Exchange Offer. UBS has not been retained to, and will not, solicit acceptances of the Exchange Offer or make any recommendation with respect thereto.

FEES AND EXPENSES

     We will bear the expenses of the Exchange Offer. We will pay the exchange agent and the information agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses. Such expenses include fees and expenses of the trustee, accounting and legal fees and printing costs, among others.

     Tendering holders of Old Securities will not be required to pay any expenses of soliciting tenders in the Exchange Offer. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

     The principal solicitation is being made by mail. However, additional solicitations may be made by telegraph, facsimile transmission, telephone or in person by our officers and other employees and the officers and employees of our affiliates.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     Neither we nor Nabors is making any recommendation regarding whether you should tender your Old Securities for exchange and accept New Securities offered in the Exchange Offer. You must make your own determination as to whether to tender your Old Securities for exchange.

SOLICITATION

     The Exchange Offer is being made by us in reliance on the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the Old Securities. We have not retained any dealer, manager or other agent to solicit tenders with respect to the Exchange Offer. The exchange agent will mail solicitation materials on our behalf. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of Nabors Delaware, Nabors and our subsidiaries.

                       DESCRIPTION OF THE NEW SECURITIES

     We will issue the New Securities under an indenture among us, Nabors, as guarantor, and J.P. Morgan Trust Company, National Association, as trustee, and references in this section to the indenture are references to such indenture. The following summarizes the material provisions of the New Securities and the indenture. The following summary is not complete and is subject to, and qualified by reference to, all of the provisions of the New Securities and the indenture.

GENERAL

     We will issue up to $700,000,000 aggregate principal amount of the New Securities in exchange for the Old Securities in the Exchange Offer. The New Securities are scheduled to mature on June 15, 2023. The New Securities are our unsecured obligations, ranking equal in right of payment with all of our other senior unsecured indebtedness.

     There will be no periodic cash payments of interest on the New Securities, except as described under "-- Contingent Interest" and the New Securities will not accrete.

     The principal amount of each New Security is payable at the office or agency of the paying agent, initially the trustee, in the Borough of Manhattan, The City of New York, or any other office of the paying agent maintained for this purpose. New Securities may be presented for exchange at the office of the exchange agent. New Securities in certificated form may be presented for exchange for other New Securities or registration of transfer at the office of the registrar. Initially, the trustee will be the paying agent, the exchange agent and the registrar. We will not charge a service charge for any registration, transfer or exchange of New Securities. However, we may require the holder to pay for any tax, assessment or other governmental charge to be paid in connection with any registration, transfer or exchange of New Securities.

     Neither we, Nabors nor any of our subsidiaries are subject to any financial covenants under the indenture. In addition, neither we, Nabors nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our or Nabors' securities.

     You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of Nabors or us except to the extent described below under "-- Repurchase at the Option of the Holder Upon a Fundamental Change" and "-- Exchange Rights of Holders of New
Securities -- Make-Whole Premium."

GUARANTEE

     Nabors has fully and unconditionally guaranteed the due and punctual payment of the principal of, additional amounts, if any, and contingent interest, if any, on the New Securities, and the make-whole premium, if any, and any other obligations of ours under the New Securities when and as they become due and payable, whether at maturity, upon redemption, repurchase, by declaration of acceleration or otherwise, if we are unable to satisfy these obligations. Nabors' guarantee of our obligations under the New Securities is its unsecured and unsubordinated obligation and has the same ranking with respect to Nabors' indebtedness as the New Securities have with respect to our indebtedness. The guarantee provides that, in the event of a default in payment by us on the New Securities, the holders of the New Securities may institute legal proceedings directly against Nabors to enforce the guarantee without first proceeding against us.

EXCHANGE RIGHTS OF HOLDERS OF NEW SECURITIES

     You may exchange any of your New Securities, in whole or in part, prior to the close of business on the business day immediately preceding the final maturity date of the New Securities (unless earlier redeemed or repurchased) and only under any of the following circumstances:

     - upon satisfaction of a sale price condition;

     - upon satisfaction of a trading price condition;

     - upon notice of redemption; or

     - upon specified corporate transactions or the occurrence of a Fundamental Change;

all as described below, provided that you may exchange your New Securities in part only if such part is $1,000 principal amount or an integral multiple of $1,000 principal amount.

  PAYMENT UPON EXCHANGE

     The amount of cash and, if applicable, the number of Nabors' common shares, for which New Securities may be exchanged is based on an initial exchange rate of 14.2653 common shares of Nabors per $1,000 principal amount of New Securities. Nabors will not issue fractional common shares upon exchange of New Securities. Instead, we will pay cash in lieu of a fractional share based on the "sale price" (as defined under "-- Exchange Rights of Holders of New
Securities -- Exchange Upon Satisfaction of Sale Price Condition," below) of Nabors' common shares on the last trading day prior to the exchange date. The exchange rate will be adjusted as described under "-- Exchange Rights of Holders of New Securities -- Adjustments to Exchange Rate" below. The "exchange price" as of any day will equal $1,000 divided by the exchange rate on such date.

     To exchange your New Security you must:

     - complete and manually sign the exchange notice on the back of the New Security (or a facsimile of such exchange notice) and deliver it to the exchange agent;

     - surrender the New Security to the exchange agent;

     - if required, furnish appropriate endorsements and transfer documents;

     - pay any transfer or similar taxes; and

     - if required, pay funds equal to contingent interest payable on the next contingent interest payment date.

     Upon exchange of New Securities, a holder will not receive any cash payment of contingent interest, except as described in the immediately following paragraph. As a result, accrued but unpaid contingent interest, if any, and additional amounts, if any, attributable to the period from the most recent interest payment date to the exchange date will be deemed cancelled, extinguished and forfeited. Our delivery to the holder of the cash or combination of cash and Nabors' common shares for which the New Security is exchangeable and any cash payment of fractional shares will be deemed to satisfy our obligation to pay:

     - the principal amount of the New Security; and

     - accrued but unpaid contingent interest, if any, and additional amounts, if any, attributable to the period from the most recent interest payment date to the exchange date.

     Notwithstanding the preceding paragraph, if the exchange date occurs after a record date but prior to the next succeeding contingent interest payment date, holders of New Securities at the close of business on the record date will receive any contingent interest payable on such New Securities on the corresponding contingent interest payment date notwithstanding the exchange. Such New Securities, upon surrender for exchange, must be accompanied by funds equal to the amount of contingent interest payable on the New Securities so exchanged; provided that no such payment need be made if (1) we have specified a redemption date that is after a record date and on or prior to the next contingent interest payment date, (2) we have specified a purchase date following a Fundamental Change that is during such period or (3) any overdue contingent interest exists at the time of exchange with respect to such New Securities to the extent of such overdue contingent interest.

     Pursuant to the indenture, the date on which all of the requirements for delivery of the New Securities for exchange have been satisfied is the exchange date.

     As soon as practicable following the exchange date, the Company will deliver to the holder, through the exchange agent:

          (i) cash (the "Principal Return") in an amount equal to the lesser of:

          - the aggregate exchange value of the New Securities to be exchanged, where the exchange value for each $1,000 principal amount of New Securities surrendered (the "Exchange Value") is equal to the product of:

             - the exchange rate then in effect; and

             - the average of the daily volume weighted average price of Nabors'
               common shares for each of the ten consecutive trading days (appropriately adjusted to take into account the occurrence during such period of stock splits, stock dividends and similar events) beginning on the second trading day immediately following the day the New Securities are surrendered for exchange (the "Ten Day Weighted Average Price");

          and

          - the aggregate principal amount of such New Securities;

          (ii) if the aggregate Exchange Value of the New Securities to be exchanged is greater than the Principal Return, at the Company's option, cash, Nabors' common shares, or any combination thereof, equal to the amount by which the aggregate Exchange Value exceeds the Principal Return, (the "Net Share Amount"), with the number of shares (the "Net Shares") to be paid determined by dividing the Net Share Amount (less any portion of the Net Share Amount that the Company elects to pay in cash) by the Ten Day Weighted Average Price; and

          (iii) cash in lieu of any fractional shares.

     Each of the Exchange Value, Principal Return, Net Share Amount and the number of Net Shares will be determined by the Company at the end of the ten consecutive trading days beginning on the second trading day immediately following the day the New Securities are surrendered for exchange.

  EXCHANGE UPON SATISFACTION OF SALE PRICE CONDITION

     A holder may surrender any of its New Securities for exchange in any calendar quarter (and only during such calendar quarter) if the sale price of Nabors' common shares for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% or, with respect to all calendar quarters beginning on or after July 1, 2008, 110% of the then applicable exchange price per share of the Nabors' common shares on such last trading day.

     The Company intends to complete the Exchange Offer during the fourth quarter of 2004 and the Old Securities are not exchangeable in the fourth quarter of 2004. However, if the New Securities are issued during a calendar quarter in which the Old Securities are exchangeable pursuant to the indenture relating to the Old Securities, then the New Securities shall be exchangeable for the remainder of such quarter. If the New Securities are issued during the 30 consecutive trading day period ending on the last trading day of any calendar quarter, each trading day occurring during such 30 trading day period and on or prior to the day the New Securities are issued shall be considered in determining whether the condition for exchangeability in the preceding paragraph have been met.

     The "sale price" of the Nabors' common shares means, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one, in either case, the average of the average bid and the average asked prices) on that date as reported in transactions for the principal United States securities exchange on which Nabors' common shares are traded or, if Nabors' common shares are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. The sale price will be determined without reference to after-hours or extended market trading. If Nabors' common shares are not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "sale price" will be the last quoted bid price for Nabors' common shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Nabors' common shares are not so quoted, the "sale price" will be the average of the mid-point of the last bid and asked prices for Nabors' common shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

     "Trading day" means a day during which trading in securities generally occurs on the American Stock Exchange or, if Nabors' common shares are not then listed on the American Stock Exchange, on the principal other national or regional securities exchange on which such common shares are then listed or, if such common shares are not then listed on a national or regional securities exchange, on the Nasdaq National Market or, if such common shares are not then quoted on the Nasdaq National Market, on the principal other market on which such common shares are then traded.

  EXCHANGE UPON SATISFACTION OF TRADING PRICE CONDITION

     You may surrender your New Securities for exchange at any time prior to the business day immediately preceding the maturity date during the five business days immediately following any ten consecutive trading-day period in which the trading price per $1,000 principal amount of New Securities (as determined following a request by a holder of the New Securities in accordance with the procedures described below) for each day of that period was less than 95% of the product of the sale price of Nabors' common shares and the then applicable exchange rate; provided, however, you may not exchange your New Securities if the average sale price of the Nabors common shares for such ten consecutive trading-day period was between the then current exchange price on the New Securities and 120% thereof until June 15, 2008, and 110% thereafter, of the then current exchange price of the New Securities.

     If the New Securities are issued during a period in which the Old Securities are exchangeable pursuant to the indenture relating to the Old Securities, then the New Securities shall be exchangeable pursuant to the preceding paragraph for the remainder of the five business day period during which the Old Securities would have been exchangeable had they not been exchanged for New Securities. If the trading price per $1,000 principal amount of Old Securities on the trading day prior to the day the New Securities are issued (the "last original security measurement day") was less than ninety-five percent (95%) of the product of sale price and the exchange rate in effect on such trading day, then the last original security measurement day, and any of the four previous trading days on which the trading price per $1,000 principal amount of Old Securities was less than ninety-five percent (95%) of the product of sale price and the exchange rate in effect on such trading day, will be deemed to be trading days on which the trading price per $1,000 principal amount of the New Securities was less than ninety-five percent (95%) of the product of the sale price and the then current exchange rate for purposes of determining whether the condition for exchangeability set forth in the preceding paragraph has been met.

     The "trading price" of the New Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of New Securities obtained by the trustee for $5,000,000 principal amount of the New Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, this one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the New Securities from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the New Securities will be deemed to be less than 95% of the product of the sale price of Nabors' common shares and the then applicable exchange rate.

     In connection with any exchange upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the New Securities unless we have requested such determination; and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per $1,000 principal amount of the New Securities would be less than 95% of the product of the sale price of Nabors' common shares and the then applicable exchange rate; at which time, we shall instruct the trustee to determine the trading price of the New Securities beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the sale price of Nabors' common shares and the then applicable exchange rate.

  EXCHANGE UPON NOTICE OF REDEMPTION

     If we call any or all of the New Securities for redemption, holders may exchange New Securities at any time from the date the notice of redemption has been given until the close of business on the business day immediately preceding the redemption date, even if the New Securities are not otherwise exchangeable at such time. However, if a holder already has delivered a repurchase notice with respect to a New Security (described below under "-- Repurchase of New Securities at the Option of the Holder"), then the holder may not surrender the New Security for exchange until the holder has withdrawn the repurchase notice in accordance with the indenture.

  EXCHANGE UPON SPECIFIED CORPORATE TRANSACTIONS

     If Nabors elects to:

     - distribute to all holders of its common shares certain rights entitling them to purchase, for a period expiring within 45 days after the date of the distribution, common shares at less than the sale price of a common share on the trading day immediately preceding the declaration date of the distribution, or

     - distribute to all holders of its common shares its assets, debt securities or certain rights to purchase its securities, which distribution has a per share value as determined by its board of directors exceeding 15% of the sale price of a common share on the trading day immediately preceding the declaration date of the distribution, we must notify the holders of the New Securities at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their New Securities for exchange at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the New Securities are not otherwise exchangeable at such time. No holder may exercise this right to exchange if the holder otherwise may participate in the distribution without exchange. The ex-dividend date is the first date upon which a sale of the common shares does not automatically transfer the right to receive the relevant distribution from the seller of the common shares to its buyer.

     In addition, if Nabors proposes to engage in a consolidation, merger or combination, as a result of which holders of Nabors common shares would be entitled to receive cash, securities or other properties or assets with respect to or in exchange for such common shares, a holder may surrender New Securities for exchange:

     - in the case of such a consolidation, merger, or combination that does not constitute a Fundamental Change, at any time from and after the date that is 15 days prior to the announced anticipated effective date of the transaction until five days after the actual effective date of such transaction; or

     - in the case of a Fundamental Change, at any time on or after the date on which Nabors issues a Fundamental Change Repurchase Notice described under "-- Repurchase at the Option of the Holder Upon a Fundamental Change" and on or before the Fundamental Change Repurchase Date described under "-- Repurchase at the Option of the Holder Upon a Fundamental Change" in connection with such Fundamental Change.

     If Nabors engages in certain reclassifications of its common shares or is a party to a consolidation, merger, combination or transfer, conveyance or lease of all or substantially all of its assets (regardless of whether the transaction constitutes a Fundamental Change) as a result of which holders of Nabors' common shares shall be entitled to receive cash, securities or other properties or assets with respect to or in exchange for such Common Shares, then after the effective date of the transaction, the Exchange Value and the Net Share Amount will be determined based on the kind and amount of consideration that would have been received pursuant to the transaction by a holder of a number of Nabors' common shares equal to the then applicable exchange rate. In addition, if holders exchange their New Securities following the effective date of the transaction, the Net Share Amount will be paid in cash, such consideration or any combination thereof. If the transaction also constitutes a Fundamental Change, as defined below, a holder can require us to purchase all or a portion of its New Securities as described below under "-- Repurchase at Option of the Holder Upon a Fundamental Change."

  MAKE-WHOLE PREMIUM

     If a Fundamental Change occurs prior to June 15, 2008, and the New Securities are surrendered for exchange during the period beginning on the date on which we provide notice to holders of the Fundamental Change and ending on the date we select as the date on which the Company will repurchase the New Securities in connection with such Fundamental Change, then we will pay a make-whole premium, if any.

     The make-whole premium, if any, is equal to a specified percentage of the principal amount of the New Securities in respect of which the make-whole premium is payable. We will determine the specified percentage by reference to the table included in the indenture and set forth below, based on the date when the Fundamental Change becomes effective (the "Effective Date") and the price (the "Applicable Price") paid per Nabors' common share in the transaction constituting the Fundamental Change. If in the transaction constituting a Fundamental Change holders of Nabors' common shares receive solely cash, then the Applicable Price will be the cash amount paid per Nabors' common share in such transaction or series of transactions. Otherwise, the Applicable Price will be the average sale price of Nabors' common shares for the five consecutive trading days up to but not including the Effective Date of the Fundamental Change.

     The make-whole premium may be paid, at our option, in either:

     - the same form of consideration for which the Nabors' common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive as a result of the Fundamental Change, if applicable, assuming that the holder would not have exercised any rights of election that such holder would have as a holder of Nabors' common shares to select a particular form of consideration (the "Alternative Consideration");

     - Nabors' common shares;

     - cash; or

     - any combination of Alternative Consideration, Nabors' common shares and cash.

     If we elect to pay the make-whole premium in whole or in part in Nabors' common shares, the value of such Nabors' common shares shall be deemed to be equal to the average sale price of the Nabors' common shares over the ten trading day period ending on the trading day immediately preceding the date upon which we are required to repurchase the New Securities in connection with the relevant Fundamental Change. Notwithstanding the foregoing, in no event shall the value of each Nabors' common share be deemed to be equal to less than 50% of the Applicable Price used to determine the amount of the Make-Whole Premium. See "Description of the New Securities -- Repurchase at the Option of the Holder Upon a Fundamental Change." If we elect to pay the make-whole premium in whole or in part in Nabors' common shares, we will pay cash in lieu of any fractional common share determined as provided in the indenture.

     "Sale price" of Nabors' common shares has the meaning described under "Description of New Securities -- Exchange Rights of Holders of New Securities -- Exchange Upon Satisfaction of Sale Price Condition."

     If Alternative Consideration is paid, it shall be valued as follows:

     - if all or a portion of such Alternative Consideration consists of securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system, such securities shall have a value equal to 98% of the average of the closing price or last sale price, as applicable, for the ten consecutive trading days ending on, and excluding, the trading day immediately preceding the Fundamental Change repurchase date;

     - if all or a portion of such Alternative Consideration consists of securities (other than securities referred to in the immediately preceding bullet point), assets or property (other than cash), such securities, assets or property shall be valued based on 98% of the average of the fair market value of such securities, assets or property, as determined by two independent, nationally recognized investment banks selected by the trustee; and

     - if all or a portion of such Alternative Consideration consists of cash, 100% of such cash.

     The following table sets forth the make-whole premium amounts as a percentage of the principal amount of the related New Securities. If an event occurs that requires an adjustment to the exchange rate, we will, on the date we must adjust the exchange rate, adjust each Applicable Price set forth in the first column of the table below by multiplying the Applicable Price in effect immediately before the adjustment by a fraction:

     - whose numerator is the exchange rate in effect immediately before the adjustment; and

     - whose denominator is the adjusted exchange rate.

                               MAKE-WHOLE PREMIUM
                          (% OF THE PRINCIPAL AMOUNT)

                                                                      EFFECTIVE DATE
                                                 --------------------------------------------------------
                                                 DECEMBER 13,   JUNE 15,   JUNE 15,   JUNE 15,   JUNE 15,
APPLICABLE PRICE                                     2004         2005       2006       2007       2008
----------------                                 ------------   --------   --------   --------   --------
$ 50.00........................................     26.02        25.85      25.85      26.24      28.67
$ 55.00........................................     22.36        22.00      21.45      20.85      21.54
$ 60.00........................................     19.18        18.66      17.65      16.21      14.41
$ 65.00........................................     16.41        15.78      14.43      12.35       7.28
$ 70.00........................................     14.02        13.30      11.71       9.24       0.14
$ 75.00........................................     11.96        11.19       9.46       6.78       0.00
$ 80.00........................................     10.18         9.38       7.59       4.90       0.00
$ 85.00........................................      8.64         7.85       6.05       3.48       0.00
$ 90.00........................................      7.32         6.54       4.80       2.43       0.00
$ 95.00........................................      6.19         5.43       3.78       1.66       0.00
$100.00........................................      5.22         4.50       2.95       1.10       0.00
$105.00........................................      4.38         3.70       2.28       0.71       0.00
$110.00........................................      3.66         3.03       1.74       0.44       0.00
$115.00........................................      3.04         2.46       1.31       0.25       0.00
$120.00........................................      2.52         1.99       0.97       0.13       0.00
$125.00........................................      2.06         1.59       0.70       0.05       0.00
$130.00........................................      1.68         1.25       0.49       0.01       0.00
                                                    -----        -----      -----      -----      -----

     If the exact Applicable Price and Effective Date are not set forth in the table above, and if the actual Applicable Price is between two Applicable Prices listed in the table above or the actual Effective Date is between two Effective Dates listed in the table above (or both), we will determine the make-whole premium by straight-line interpolation between the make-whole premium percentages set forth for the two Applicable Prices, or for the two Effective Dates based on a 365-day year, or both, as applicable.

     If the actual Applicable Price is in excess of $130.00 per share (subject to adjustment in the same manner as the Applicable Prices as set forth above), we will not pay any make-whole premium; and

     If the actual Applicable Price is less than or equal to $50.00 per share (subject to adjustment in the same manner as the Applicable Prices as set forth above), we will not pay any make-whole premium.

     In addition, no make-whole premium will be payable to holders who do not exchange New Securities in accordance with the foregoing, including holders who exercise the option to have their New Securities repurchased. See "Description of the New Securities -- Repurchase at the Option of the Holder Upon a Fundamental Change."

     Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

  ADJUSTMENTS TO EXCHANGE RATE

     The exchange rate is subject to adjustment in certain events under formulae as set forth in the indenture, including:

          (1) the issuance of Nabors' common shares as a dividend or distribution on the Nabors' common shares;

          (2) certain subdivisions and combinations of the Nabors' common shares;

          (3) the issuance to all holders of Nabors' common shares of certain rights or warrants to purchase common shares;

          (4) the distribution to all holders of Nabors' common shares of capital stock, other than Nabors' common shares, or evidences of Nabors' indebtedness or of assets. This includes securities other than Nabors' common shares, but excludes those rights, warrants, dividends and distributions referred to in clauses (1) and (3) above or paid in cash;

          (5) distributions consisting of cash, excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of Nabors, whether voluntary or involuntary; and

          (6) Nabors or any of its subsidiaries makes distributions of cash or other consideration in respect of a tender or exchange offer for Nabors' common shares where such cash and the value of any such other consideration per Nabors' common share validly tendered or exchanged exceeds the market price (as defined in the indenture) of the Nabors common shares as of the last time which tenders or exchanges may be made pursuant to the tender or exchange offer.

     For purposes of the adjustment to the exchange rate described in clause (6) above, "market price of Nabors' common shares" means the average of the last reported sales prices for a Nabors common share for the five trading day period ending on the third business day prior to the date on which the tender or exchange offer expires.

     In no event shall the exchange rate as adjusted pursuant to clauses (5) and
(6) above exceed 22.3964 per $1,000 principal amount of New Securities (as the exchange rate may be adjusted on a proportional basis for any adjustment made pursuant to clauses (1)-(4) above).

     The indenture provides that if Nabors implements a shareholders' rights plan, the rights plan must provide that upon exchange of the New Securities the holders will receive, in addition to the Nabors' common shares issuable upon exchange, the rights which would attach to the Nabors' common shares issuable upon exchange, regardless of whether the rights have separated from the Nabors' common shares at the time of exchange.

     Except as stated above, the exchange rate will not be adjusted for the issuance of Nabors' common shares or any securities exchangeable for Nabors' common shares or carrying the right to purchase any of the foregoing.

     In the case of:

     - any reclassification of the Nabors' common shares, or

     - a consolidation or merger involving Nabors or a sale or conveyance to another corporation of the property and assets of Nabors as an entirety or substantially as an entirety,

in which holders of Nabors' common shares receive stock, other securities, other property, assets or cash for their common shares, upon exchange of New Securities following the effective date of such event, the Exchange Value and the Net Share Amount will be determined based on the kind and amount of consideration that would have been received pursuant to the transaction by a holder of a number of Nabors' common shares equal to the then applicable exchange rate. In addition, if a holder exchanges New Securities following the effective date of the transaction, the Net Share Amount will be paid in cash, such consideration or any combination thereof.

     In the event of a taxable distribution to holders of Nabors' common shares or in certain other circumstances requiring an adjustment to the exchange rate, the holders of New Securities may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of Nabors' common shares.

     Nabors from time to time may to the extent permitted by law increase the exchange rate by any amount for any period of at least 20 business days, if its board of directors has made a determination that the increase would be in Nabors' best interests. Subsequent to such increase, Nabors may from time to time lower the exchange rate to any rate that is not lower than the exchange rate that would have been applicable had such increase not occurred, if the board of directors has determined that the decrease would be in Nabors' best interests. For purposes of this paragraph, a determination by the board of directors will be conclusive. If Nabors increases or decreases the exchange rate, Nabors will give at least seven days' notice of the increase or decrease. Nabors may, at its option, make increases or decreases in the exchange rate, in addition to those described above, as Nabors' board of directors deems advisable to avoid or diminish any income tax to holders of Nabors' common shares resulting from any dividend or distribution of shares, or rights to acquire shares, or from any event treated as a dividend, distribution or a right to acquire common shares for income tax purposes.

CONTINGENT INTEREST

     We will pay contingent interest to the holders of New Securities during any six-month period from June 15 to December 14 or from December 15 to June 14 commencing on or after June 15, 2008 for which the average trading price of a New Security (as described under "-- Exchange Rights of Holders of New Securities -- Exchange Upon Satisfaction of Trading Price Condition") for the applicable five trading day reference period equals or exceeds 120% of the principal amount of the New Security as of the day immediately preceding the first day of the applicable six-month interest period. The five trading day reference period means the five trading days ending on the second trading day immediately preceding the relevant six-month interest period.

     During any period when contingent interest shall be payable, the contingent interest payable per New Security in respect of any six-month period will equal 0.185% of the principal amount of a New Security.

     Any contingent interest will be payable on the June 15 or December 15 immediately following the relevant six-month interest period to the persons in whose names the New Securities are registered at the close of business on the June 1 or December 1 immediately preceding the applicable contingent interest payment date, except that contingent interest payable upon redemption or repurchase will be paid to the person to whom principal is payable unless the redemption date or repurchase date is a contingent interest payment date. Contingent interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

     We will maintain an office in the Borough of Manhattan, The City of New York, for the payment of any additional amounts and contingent interest, which shall initially be an office or agency of the trustee. We may pay contingent interest either:

     - by check mailed to your address as it appears in the New Security register, provided that, if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, if you so elect in writing, according to the immediately following bullet point; or

     - by wire transfer of immediately available funds to an account maintained by you in the United States.

     We will notify the holders of the New Securities and provide appropriate public notice upon a determination that they will be entitled to receive contingent interest during a six-month interest period.

REDEMPTION OF NEW SECURITIES AT OUR OPTION

     We may not redeem the New Securities prior to June 15, 2008. Beginning on June 15, 2008, we may redeem the New Securities for cash in whole or in part at any time, by giving by mail to holders of New Securities not less than 15 days' nor more than 60 days' notice of redemption prior to the redemption date for an amount in cash equal to (1) the sum of the principal amount of New Securities to be redeemed and (2) any accrued and unpaid contingent interest, if any, and additional amounts owed, if any, on such New Securities to the date of redemption. At the same time, we will provide public notice of redemption through certain financial news services. The New Securities will be redeemable in multiples of $1,000 original principal amount. No sinking fund is provided for the New Securities. We may, upon at least 30 days' notice given to the holders of New Securities, on one or more occasions, elect to extend the period during which we cannot redeem the New Securities.

     Once notice of redemption is given, the New Securities called for redemption become due and payable on the redemption date and at the price as set forth in the preceding paragraph (including unpaid contingent interest); provided that if the redemption date falls after a contingent interest record date and on or prior to the corresponding contingent interest payment date, then the contingent interest payable on such contingent interest payment date shall be paid to the holders of record of the New Securities on the applicable contingent interest record date instead of the holders surrendering the New Securities for redemption.

     If less than all of the outstanding New Securities held in certificated form are to be redeemed, the trustee will select the New Securities held in certificated form to be redeemed in principal amounts of $1,000 or integral multiples thereof by lot, pro rata or by another method the trustee considers fair and appropriate. If a portion of a holder's certificated New Securities is selected for partial redemption and the holder exchanges a portion of its New Securities, the exchanged portion will be deemed to be the portion selected for redemption. New Securities registered in the name of The Depository Trust Company or its nominee will be redeemed as described under "-- Form and Denomination -- Global New Security; Book-Entry Form."

REPURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

     If a Fundamental Change occurs at any time prior to June 15, 2023, each holder will have the right, at the holder's option, to require us to repurchase any or all of the holder's New Securities. The New Securities may be repurchased in multiples of $1,000 principal amount. We will repurchase the New Securities at a price equal to the principal amount plus any accrued and unpaid contingent interest, if any, additional amounts owed, if any, and overdue interest, if any, to the repurchase date; provided that if such repurchase date falls after a contingent interest record date and on or prior to the corresponding contingent interest payment date, then the contingent interest payable on such contingent interest payment date shall be paid to the holders of record of the New Securities on the applicable contingent interest record date instead of the holders surrendering the New Securities for repurchase.

     On or before the 30th day after the occurrence of a Fundamental Change, we will mail to all holders of record of the New Securities, a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. We also will deliver to the trustee a copy of the notice. To exercise the repurchase right, holders of New Securities must deliver, on a date selected by the Company (the "Fundamental Change Repurchase Date"), which date must be no earlier than 20 trading days after and no later than 35 trading days after the date of our notice of a Fundamental Change, the New Securities to be repurchased, duly endorsed for transfer, together with the form entitled "Option to Elect Repurchase Upon a Fundamental Change" on the reverse side of the New Securities duly completed, to us, or an agent designated by us.

     The Fundamental Change Repurchase Notice will state, among other matters:

     - the event(s) causing the Fundamental Change;

     - the date of the Fundamental Change;

     - the Fundamental Change Repurchase Date, which must be no earlier than 20 trading days after and no later than 35 trading days after the date of the Fundamental Change Repurchase Notice;

     - the last date upon which a holder may exercise its repurchase right;

     - the Fundamental Change purchase price;

     - the names and addresses of the paying agent and the exchange agent;

     - the following additional information with respect to a holder's right to exchange the New Securities:

          -- the exchange rate and any adjustments to the exchange rate that will result from the Fundamental Change and,

          -- the make-whole premium, if any, if a holder exchanges New
             Securities following receipt of such Fundamental Change Repurchase Notice and whether such make-whole premium will be payable in cash, Nabors' common shares or Alternative Consideration, or a combination thereof,

          -- if a make-whole premium is payable by the Company, that a make-whole premium shall be paid by the Company on the Fundamental Change Repurchase Date to holders of New Securities who have exchanged their New Securities on or after the date on which the Company gives the Fundamental Change Repurchase Notice and on or before the Fundamental Change Repurchase Date;

     - that New Securities with respect to which a holder has elected its repurchase right may be exchanged only upon a withdrawal of such election in accordance with the terms of the indenture; and

     - the procedures which a holder must follow to exercise its repurchase right.

     We will pay the Fundamental Change purchase price in connection with such repurchase of New Securities as promptly as practicable following the later of the Fundamental Change Repurchase Date and the time of such New Security is surrendered to the paying agent, together with necessary endorsements.

     A "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all common shares of Nabors or any successor thereto will be exchanged for, converted into, acquired for or constitute solely the right to receive any form of consideration which is not all or substantially all common shares listed, or, upon consummation of or immediately following such transaction or event, which will be listed, on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

     To exercise the repurchase right, holders of New Securities must deliver, on or before the third day immediately preceding the Fundamental Change Repurchase Date, the New Securities to be repurchased, duly endorsed for transfer, together with the form entitled "Option to Elect Repurchase Upon a Fundamental Change" on the reverse side of the New Security duly completed, to us, or an agent designated by us.

     We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Securities Exchange Act which may then be applicable in connection with the repurchase of the New Securities in the event of a Fundamental Change.

     The repurchase rights of the holders of New Securities (and the requirement to pay a make-whole premium in the event of certain exchanges) could discourage a potential acquirer of Nabors. The Fundamental Change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of Nabors by any means or part of a plan by management to adopt a series of anti-takeover provisions.

     The term Fundamental Change is limited to specified transactions and may not include other events that might adversely affect our financial condition or the financial condition of Nabors. In addition, holders may not be protected by the requirement that we offer to repurchase the New Securities upon a Fundamental Change in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving Nabors.

     No New Securities may be repurchased at the option of holders upon a Fundamental Change if there has occurred and is continuing an event of default described under "-- Events of Default; Notice and Waiver" below. However, New Securities may be repurchased if the event of default is in the payment of the Fundamental Change purchase price with respect to the New Securities.

REPURCHASE OF NEW SECURITIES AT THE OPTION OF THE HOLDER

     On June 15, 2008, June 15, 2013, and June 15, 2018, we will be obligated to repurchase, at the option of the holder, all or any portion of the holder's New Securities for cash. The purchase price payable in respect of a New Security will be equal to the principal amount plus any accrued and unpaid contingent interest and additional amounts owed, if any, to the repurchase date.

     The holder's right to require us to repurchase New Securities is exercisable by delivery during the repurchase period of a written repurchase notice by the holder to the office of the paying agent. The paying agent will initially be the trustee. The repurchase period will begin at any time from the opening of business on the date that is 20 business days prior to the applicable repurchase date until the close of the business day on the applicable repurchase date. If the repurchase notice is withdrawn during the period, we will not be obligated to repurchase the New Securities. Our repurchase obligation will be subject to additional conditions set forth in the indenture.

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

     The repurchase notice will state:

          (1) the certificate numbers of the New Securities to be delivered by the holder for repurchase by us;

          (2) the portion of the principal amount of New Securities to be repurchased, which must be $1,000 or in multiples of $1,000; and

          (3) that the New Securities are to be repurchased by us pursuant to the applicable provisions of the New Securities and the indenture.

     Any repurchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal will state the name of the holder, a statement that the holder is withdrawing its election to require us to repurchase its New Securities, the principal amount and the certificate numbers of the New Securities as to which the withdrawal notice relates and the principal amount, if any, which remains subject to the repurchase notice.

     We will give notice not less than 20 business days prior to the repurchase date to all holders at their addresses shown in the register of the registrar. We will also give notice to beneficial owners as required by applicable law. We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Securities Exchange Act which may then be applicable and will file a Schedule TO or any other schedule required under the Securities Exchange Act in connection with any offer by us to repurchase New Securities at the option of holders.

     Payment of the purchase price for a New Security for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the New Security, together with necessary endorsements, to the paying agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the purchase price for the New Security will be made promptly following the later of the repurchase date or the time of book-entry transfer or delivery of the New Security. If the paying agent holds money or securities sufficient to pay the purchase price of the New Security on the business day following the repurchase date, then, on and after the date, the New Security will cease to be outstanding and contingent interest, if any, on the New Securities, will cease to accrue. This will be the case whether or not book-entry transfer of the New Security is made or the New Security is delivered to the paying agent, and all other rights of the holder will terminate, other than the right to receive the purchase price upon delivery of the New Security.

     No New Securities may be repurchased if there has occurred, prior to, on or after the giving by the holders of the New Securities of the required repurchase notice, and is continuing an event of default described under "-- Events of Default; Notice and Waiver," other than a default in the payment of the purchase price with respect to the New Securities.

MERGERS AND SALES OF ASSETS

     The indenture provides that neither we nor Nabors will consolidate with or merge into any other person or convey, transfer or lease our or its properties and assets substantially as an entirety to another person, unless, among other items:

     - in our case, the resulting surviving or transferee person, if other than us is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     - the successor person assumes all of our and/or Nabors' obligations, as applicable, under the New Securities and the indenture; and

     - neither we, Nabors nor the successor person will immediately thereafter be in default under the indenture.

     Upon the assumption of our and/or Nabors' obligations by a successor as described above, subject to certain exceptions, we and/or Nabors will be discharged from all obligations under the New Securities and the indenture. Certain of these transactions which would constitute a Fundamental Change would permit each holder to require us to repurchase their New Securities as described under "-- Repurchase at Option of the Holder Upon a Fundamental Change."

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

EVENTS OF DEFAULT; NOTICE AND WAIVER

     The indenture provides that, if an event of default specified in the indenture has happened and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the New Securities then outstanding may declare due and payable:

     - the principal amount of the New Securities; plus

     - contingent interest, if any, or additional amounts, if any, accrued and unpaid on the New Securities to the date of the declaration; plus

     - the make-whole premium, if any.

     In the case of certain events of bankruptcy or insolvency, the principal amount of the New Securities plus contingent interest, if any, and additional amounts, if any, on the New Securities, accrued and unpaid to the occurrence of the event, will automatically become and be immediately due and payable.

     Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding New Securities may rescind any acceleration with respect to the New Securities and its consequences.

     Interest will accrue at the rate of 1.0% per annum and be payable on demand upon a default in the payment of any redemption price or purchase price and, after acceleration, of the principal amount and accrued and unpaid contingent interest, if any, to the extent that payment of the interest is legally enforceable. Contingent interest, if any, will cease to accrue after declaration of acceleration.

     Under the indenture, events of default are defined as:

          (1) default in payment of:

        - the principal amount (if the default continues for 10 days),

        - accrued contingent interest, if any, or additional amounts, if any, on the New Securities or a make-whole premium, if any (if the default continues for 30 days),

        - redemption price (if the default continues for 10 days), or

        - purchase price or Fundamental Change purchase price (if the default continues for 10 days)

     with respect to any New Security when it becomes due and payable;

          (2) our failure for 20 days to deliver cash or a combination of cash and Nabors' common shares (including cash in lieu of fractional shares) when required to be delivered following the exchange of a New Security;

          (3) our or Nabors' failure to comply with any of our or their other agreements in the New Securities or the indenture upon the receipt by us of notice of the default by the trustee or by holders of not less than 25% in aggregate principal amount of the New Securities then outstanding and our failure to cure the default within 90 days after receipt by us of the notice;

          (4) certain events of our or Nabors' bankruptcy or insolvency; or

          (5) the failure to keep Nabors' full and unconditional guarantee in place.

     The trustee will give notice to holders of the New Securities of any continuing default known to the trustee within 90 days after the trustee becomes aware of such default; provided that, except in the case of a default as described in clause (1) above, the trustee may withhold notice if it determines in good faith that withholding the notice is in the interests of the holders.

     The holders of a majority in aggregate principal amount of the outstanding New Securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that the direction may not conflict with any law or the indenture and will be subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities incurred by it in complying with the direction. No holder of any New Security will have any right to pursue any remedy with respect to the indenture or the New Securities unless:

          (1) the holder will have previously given us and the trustee written notice of a continuing event of default;

          (2) the holders of at least 25% in aggregate principal amount of the outstanding New Securities have made a written request to the trustee to pursue the remedy;

          (3) the holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

          (4) the holders of a majority in aggregate principal amount of the outstanding New Securities have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

          (5) the trustee has failed to comply with the request within the 60-day period.

     However, the right of any holder:

          (1) to receive payment of:

        - the principal amount,

        - accrued contingent interest, if any, or additional amounts, if any, on the New Securities or a make-whole premium, if any,

        - redemption price,

        - purchase price or Fundamental Change purchase price,

        - and any overdue interest,

     in respect of the New Securities held by such holder, on or after the respective due dates of such payments;

          (2) to institute suit for the enforcement of any payments or exchange; or

          (3) to exchange New Securities,

     will not be impaired or adversely affected without the holder's consent.

     The holders of at least a majority in aggregate principal amount of the outstanding New Securities may waive an existing default and its consequences, other than:

     - any default in any payment on the New Securities;

     - any default with respect to the exchange rights of the New Securities; or

     - any default in respect of certain covenants or provisions in the indenture which may not be modified without the consent of the holder of each New Security as described under "-- Modification."

     We will be required to furnish to the trustee annually a statement as to any default by us or Nabors in the performance and observance of our or Nabors' obligations under the indenture.

MODIFICATION

     Modification and amendment of the indenture or the New Securities may be effected by us, Nabors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the New Securities then outstanding. Notwithstanding the foregoing, no amendment may without the consent of each holder affected:

          (1) reduce the principal amount, redemption price, purchase price or make-whole premium or extend the stated maturity of any New Securities or alter the manner or rate of accrual of contingent interest or additional amounts or make any New Security payable in money or securities other than that stated in the New Securities;

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

          (2) make any change to the principal amount of New Securities whose holders must consent to an amendment or any waiver under the indenture or modify the indenture provisions relating to amendments or waivers with respect to the payment of principal;

          (3) make any change that adversely affects the right to exchange any New Security or the right to require us to repurchase a New Security or the right to require us to repurchase a New Security upon a Fundamental Change; or

          (4) impair the right to institute suit for the enforcement of any payment with respect to, or exchange of, the New Securities.

     The indenture also provides for certain modifications of its terms without the consent of the holders.

PAYMENT OF ADDITIONAL AMOUNTS

     Unless otherwise required by Bermudan law, neither we nor Nabors will deduct or withhold from payments made with respect to the New Securities and the guarantee on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any political subdivisions or taxing authorities in Bermuda having the power to tax. In the event that either we or Nabors is required to withhold or deduct on account of any Bermudan taxes due from any payment made under or with respect to the New Securities or the guarantee, as the case may be, we or Nabors, as the case may be, will pay additional amounts so that the net amount received by each holder of New Securities will equal the amount that the holder would have received if the Bermudan taxes had not been required to be withheld or deducted. The amounts that we or Nabors are required to pay to preserve the net amount receivable by the holders of the New Securities are referred to as "additional amounts."

     Also, additional amounts will not be payable with respect to a payment made to a holder of the New Securities to the extent:

     - that any Bermudan taxes would not have been so imposed but for the existence of any present or former connection between the holder and Bermuda other than the mere receipt of the payment, the acquisition, ownership or disposition of such New Securities or the exercise or enforcement of rights under the New Securities, the guarantee or the indenture;

     - of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the New Securities, except as described below or as otherwise provided in the indenture;

     - that any such Bermudan taxes would not have been imposed but for the presentation of the New Securities, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to additional amounts had the New Securities been presented for payment on any date during such 30-day period; or

     - that the holder would not be liable or subject to such withholding or deduction of Bermudan taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if:

        - the making of the declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant taxes; and

        - at least 60 days prior to the first payment date with respect to which we or Nabors shall apply this clause, we or Nabors shall have notified all holders of the New Securities in writing that they shall be required to provide this declaration or claim.

     We and Nabors will also:

     - withhold or deduct such Bermudan taxes as required;

     - remit the full amount of taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

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

     - use reasonable efforts to obtain from each relevant taxing authority imposing the taxes certified copies of tax receipts evidencing the payment of any taxes deducted or withheld; and

     - upon request, make available to the holders of the New Securities, within 60 days after the date the payment of any taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us or Nabors and, notwithstanding our or Nabors' efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments.

     In addition, we or Nabors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and additional amounts with respect thereto, payable in Bermuda or the United States or any political subdivision or taxing authority of or in the foregoing with respect to the creation, issue, offering, enforcement, redemption or retirement of the New Securities or the guarantee.

     If payments with respect to the New Securities or the guarantee become subject generally to the taxing jurisdiction of any Territory or any political subdivision or taxing authority having power to tax, other than or in addition to any political subdivision or taxing authority in Bermuda having the power to tax, immediately upon becoming aware thereof we will notify the trustee of such event, and we or Nabors, as the case may be, will pay additional amounts in respect thereof on terms corresponding to the terms of the foregoing provisions of this "Payment of Additional Amounts" section with the substitution for (or, as the case may be, in addition to) the references herein to any political subdivisions or taxing authority in Bermuda having the power to tax with references to that other or additional Territory or any political subdivision or taxing authority having the power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid. The term "Territory" means for this purpose any jurisdiction in which we or Nabors as the case may be, is incorporated or in which we or Nabors has our or its place of central management or central control.

FORM AND DENOMINATION

     The New Securities are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and multiples of $1,000. We may not reissue a New Security that has matured or been exchanged, redeemed, repurchased by us at the option of a holder or otherwise canceled, except for the transfer, exchange or replacement of the New Security.

     GLOBAL NEW SECURITY; BOOK-ENTRY FORM. The New Securities will be issued in the form of one or more global New Securities (collectively, the "global New Security"). The global New Security will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., DTC's nominee. Except as set forth below, the global New Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Purchasers of the New Securities may hold their interests in the global New Security directly through DTC if the holder is a participant in DTC, or indirectly through organizations which are participants in DTC. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream"), and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global New Security to such persons may be limited.

     Persons who are not participants may beneficially own interests in the global New Security held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly. So long as Cede & Co., as the nominee of DTC, is the registered owner of the global New Security, Cede & Co. for all purposes will be considered the sole holder of the global New Security. Except as provided below under "-- Form and Denomination -- Certificated New Securities," owners of beneficial interests in the global New Security will not be entitled to have certificates registered in their names. These owners will not receive or be entitled to receive physical delivery of certificates in definitive registered form and will not be considered the holders of the global New Security.

     Payment of the principal amount or the redemption price or the purchase price of New Securities represented by the global New Security will be made to Cede & Co., the nominee for DTC, as the registered owner of the global

New Security. Payments will be made by wire transfer of immediately available funds on the payment date. We, Nabors, the trustee and any paying agent will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global New Security. In addition, we, Nabors, the trustee and any paying agent will have no responsibility or liability for maintaining, supervising or reviewing any records relating to any beneficial ownership interests.

     We have been informed by DTC that, with respect to any payment of principal amount or the redemption price or the purchase price of New Securities represented by the global New Security, DTC's practice is to credit participants' accounts on the payment date. These payments will be in amounts proportionate to the participants' respective beneficial interests in the principal amount represented by the global New Security as shown on the records of DTC. DTC will not credit participants' accounts if DTC has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to owners of beneficial interests in the principal amount represented by the global New Security held through participants will be the responsibility of the participants. This is currently the case with securities held for the accounts of customers registered in street name.

     Because DTC can only act on behalf of participants who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the principal amount represented by the global New Security to pledge its interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing its interest.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered pursuant to the provisions of
Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. This practice eliminates the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Some of the participants, or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices will be sent to Cede & Co., as nominee of DTC. If less than all of the New Securities are being redeemed, DTC will reduce the amount of interest of each participant in the New Securities in accordance with its procedures.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instruction to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global New Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global securities from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transactions involving interests in the global New Security settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received by Euroclear or Clearstream as a result of sales of interests in the global New Security by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

     We expect that DTC will take any action permitted to be taken by a holder of New Securities (including the presentation of New Securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global New Security is credited and only in respect of such portion of the aggregate principal amount of the New Securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the New Securities, DTC will exchange the global New Security for New Securities in definitive form, which it will distribute to its participants.

     Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in the global New Security among participants of DTC, Euroclear, and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, Nabors, the trustee, or any registrar, paying agent or exchange agent under the indenture will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling to continue as a depositary for the global New Security and a successor depositary is not appointed by us within 90 days, we will issue New Securities in fully registered, definitive form in exchange for the global New Security.

     CERTIFICATED NEW SECURITIES. Certificated New Securities may be issued in exchange for New Securities represented by the global New Security if no successor depositary is appointed by us as set forth under "-- Form and Denomination -- Global New Security; Book-Entry Form."

REGISTRATION RIGHTS

     The indenture provides that we will use our reasonable best efforts to file, within 90 days of the consummation of the Exchange Offer, a registration statement relating to the resale of the New Securities and the Nabors' common shares issuable upon exchange thereof, and to use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the consummation of the Exchange Offer. Under no circumstances, however, will we be obligated to pay liquidated damages or other penalties because of our failure to do so and our failure to do so will not constitute an event of default under the indenture relating to the New Securities. You can obtain a Notice and Questionnaire to provide us and Nabors with the necessary information to be included as a "selling securityholder" in such registration statement by calling the information agent at the number on the back of this Offering Circular. However, if you hold Old Securities with the "unrestricted CUSIP" number (629568AK2), we believe that you are free to sell your Old Securities without additional registration under the Securities Act (unless you are an affiliate of us or Nabors) and, accordingly, you should also be free to sell any New Securities issued in exchange for such Old Securities without additional registration under the Securities Act.

     You should consult your legal, tax and other advisors with respect to your particular circumstances.

INFORMATION CONCERNING THE TRUSTEE

     Nabors has appointed J.P. Morgan Trust Company, National Association, as trustee under the indenture, and as paying agent, exchange agent, registrar and custodian with regard to the New Securities. The trustee is one of a number of banks with which we, Nabors and our subsidiaries maintain ordinary banking relationships.

GOVERNING LAW

     The indenture, the New Securities and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.

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

CERTAIN BERMUDA LAW MATTERS

     Bermuda has exchange controls which apply to residents in respect of the Bermudan dollar. As an exempt company, Nabors is considered to be nonresident for such controls, consequently, there are no Bermuda governmental restrictions on Nabors' ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

     There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, there is no Bermuda income or withholding tax on dividends, if any, paid by Nabors to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors' common shares (other than by shareholders resident in Bermuda).

        CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain United States federal income tax considerations associated with the exchange of Old Securities for New Securities issued in the Exchange Offer. This summary is based upon current laws, regulations, rulings and judicial decisions all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be relevant to particular holders of Old Securities or New Securities issued in the Exchange Offer. In addition, this summary does not address any aspect of state, local or foreign taxation.

TAX CONSEQUENCES OF THE EXCHANGE

     The Company believes that the exchange of Old Securities for New Securities issued in the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Securities issued in the Exchange Offer should not be considered to differ materially in kind or extent from the Old Securities. Rather, New Securities issued in the Exchange Offer received by a holder should be treated as a continuation of Old Securities in the hands of such holder. As a result there should be no United States federal income tax consequences to holders exchanging Old Securities for New Securities issued in the Exchange Offer, and any exchanging holder of Old Securities should have the same tax basis and holding period in, treatment under the rules that govern contingent payment debt obligations, and original issue discount income in respect of, New Securities issued in the Exchange Offer as such holder had in Old Securities immediately prior to the exchange. By participating in the Exchange Offer, each holder will be deemed to have agreed, pursuant to terms of the indenture for the New Securities, to treat the New Securities as subject to the rules that apply to contingent payment debt obligations and to continue to accrue interest in the same manner and amount as described in the offering memorandum relating to the Old Securities.

     Prospective holders of New Securities issued in the Exchange Offer are urged to consult their tax advisors concerning the particular tax consequences of exchanging such holders' Old Securities for New Securities to be issued in the Exchange Offer, including the applicability and effect of any state, local or foreign income and other tax laws.

     A holder of Old Securities that does not participate in the Exchange Offer should have no U.S. federal income tax consequences as a result of the Exchange Offer.

     Without regard to whether the exchange of Old Securities for New Securities would constitute an "exchange" for United States federal income tax purposes, if at any time Nabors makes a distribution of property to Nabors' shareholders that would be taxable to the shareholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the New Securities, the exchange rate of the New Securities is increased, such increase may be deemed to be the payment of a taxable dividend to holders of the New Securities (which, as discussed in the offering memorandum relating to the Old Securities, is the same result that an increase in the exchange rate of the Old Securities may have to holders of the Old Securities).

POSSIBLE ALTERNATIVE TAX CHARACTERIZATION OF THE EXCHANGE

     If, contrary to our position, the exchange of Old Securities for New Securities issued in the Exchange Offer were to be treated as an "exchange" for United States federal income tax purposes, the tax consequences to a holder could materially differ. A holder may be required to recognize gain (taxable as ordinary income) in an amount equal to the difference between the amount realized on the exchange and the holder's adjusted basis in the Old Securities surrendered.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The consolidated financial statements incorporated in this offering circular by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as stated in their report incorporated herein by reference.

     With respect to the unaudited financial information of Nabors Industries Ltd. for the three-month periods ended March 31, 2004 and 2003, six-month periods ended June 30, 2004 and 2003, and nine-month periods ended September 30, 2004 and 2003, incorporated by reference in this offering circular, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2004, August 4, 2004, and November 3, 2004, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.

                      WHERE YOU CAN FIND MORE INFORMATION

     Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. We are not required to file such reports and materials with the Securities and Exchange Commission. You may read and copy materials that Nabors has filed with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

     Nabors' common shares are quoted on the American Stock Exchange under the symbol "NBR" and Nabors' Securities and Exchange Commission filings can also be read at: American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     Nabors' Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission's Internet website at http://www.sec.gov. Such filings are also available at Nabors' website at http://www.nabors.com. Website materials are not a part of this offering circular.

                           INCORPORATION BY REFERENCE

     We incorporate by reference into this offering circular the documents listed below and any future filings Nabors makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended prior to the Expiration Date of the Exchange Offer. The information incorporated by reference is an important part of this offering circular. Any statement in a document incorporated by reference into this offering circular will be deemed to be modified or superseded to the extent a statement contained in (1) this offering circular or (2) any other subsequently filed document that is incorporated by reference into this offering circular modifies or supersedes such statement.

     - Nabors' Annual Report on Form 10-K filed on March 15, 2004, for Nabors' fiscal year ended December 31, 2003;

     - Nabors' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed by Nabors on May 7, 2004 , Nabors' Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed by Nabors on August 6, 2004; and Nabors' Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed by Nabors on November 4, 2004;

     - Nabors' Current Reports on Form 8-K filed on September 20, 2004, October 26, 2004, October 27, 2004, and October 29, 2004;

     - The description of Nabors' common shares contained in Nabors' Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed with the SEC on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Nabors at: 2nd Fl. International Trading Centre, Warrens, St. Michael, Barbados, Attention:
Investor Relations, or by telephoning us at (246) 421-9471.

     We have appointed J.P. Morgan Trust Company, National Association, as the exchange agent and Georgeson Shareholder, as the information agent for the Exchange Offer. All inquiries relating to this offering circular and the transactions contemplated hereby, should be directed to the information agent at the telephone numbers and address set forth on the back cover of this offering circular.

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                            FOR INFORMATION CONTACT:

                           GEORGESON SHAREHOLDER LOGO

                          17 State Street, 10th Floor
                               New York, NY 10004

                     Banks and Brokers Call: (212) 440-9800

                  All Others Call (Toll Free): (800) 325-5997

     All completed Letters of Transmittal and agent's messages, should be directed to J.P. Morgan Trust Company, National Association as the exchange agent for the Exchange Offer at the address set forth below. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your Old Securities should also be directed to the exchange agent at the following telephone numbers and address:

                                  DELIVERY TO:

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                                 EXCHANGE AGENT

                        IF BY HAND OR OVERNIGHT COURIER:

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                          INSTITUTIONAL TRUST SERVICES
                          2001 BRYAN STREET 9TH FLOOR
                              DALLAS, TEXAS 75201
                               ATTN: FRANK IVINS
                            PERSONAL & CONFIDENTIAL
                     NABORS INDUSTRIES, INC. EXCHANGE OFFER

                        IF BY REGULAR OR CERTIFIED MAIL:

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                          INSTITUTIONAL TRUST SERVICES
                                 P. O. BOX 2320
                            DALLAS, TEXAS 75221-2320
                               ATTN: FRANK IVINS
                            PERSONAL & CONFIDENTIAL
                     NABORS INDUSTRIES, INC. EXCHANGE OFFER

                      BY FACSIMILE TRANSMISSION (ELIGIBLE
                         GUARANTOR INSTITUTIONS ONLY):

                                 (214) 468-6464

                             CONFIRM BY TELEPHONE:

                                 (800) 275-2048

     DELIVERY OF A LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

     Request for additional copies of the offering circular, or Nabors' 2003 Annual Report on Form 10-K and other documents incorporated into this offering circular by reference, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the information agent or the exchange agent at the respective telephone numbers and addresses listed above.